UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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CABLEVISION SYSTEMS CORPORATION

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(Name of Person(s) Filing Proxy Statement, If Other Than The Registrant)

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Notice of Annual Meeting
May 25, 2004
and Proxy Statement

Cablevision Systems Corporation

1111 Stewart Avenue
Bethpage, New York 11714-3581

Dear Stockholder:

You are cordially invited to attend our annual meeting of stockholders at 10:00 a.m. on May 25, 2004 at our corporate headquarters building at 1111 Stewart Avenue, Bethpage, New York.

In addition to the matters described in the attached proxy statement, we will report on our Company’s activities during 2003. You will have an opportunity to ask questions and to meet your directors and executives.

I look forward to seeing you at the meeting. Your vote is important to us. Stockholders will have a choice of voting by using a toll-free telephone number, over the Internet or by mailing a proxy card. If you choose to vote by mail, please sign and return the enclosed proxy in the envelope provided. Check your proxy materials to see which options are available to you.

Sincerely yours,

Charles F. Dolan
Chairman

April 30, 2004

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF CABLEVISION SYSTEMS CORPORATION

          Time:

                10:00 a.m., Eastern Standard Time

          Date:

                May 25, 2004

          Place:

                   Cablevision Systems Corporation

                   Corporate Headquarters
                   1111 Stewart Avenue
                   Bethpage, New York

          Purpose:

•	Elect directors

•	Ratify appointment of independent accountants

•	Conduct other business if properly raised

Only stockholders of record on April 5, 2004 may vote at the meeting.

Your vote is important. We urge you to vote as soon as possible by telephone, Internet or mail.

                   Victoria D. Salhus

                   Senior Vice President,
                   Deputy General Counsel
                   and Secretary

April 30, 2004

GENERAL INFORMATION
PROPOSAL 1 (Item 1 on Proxy Card)
DIRECTOR COMPENSATION
BOARD OF DIRECTORS AND COMMITTEES
PROPOSAL 2 (Item 2 on Proxy Card)
EXECUTIVE COMPENSATION
Report of Compensation Committee on Executive Compensation
EXECUTIVE COMPENSATION TABLES
Report of Audit Committee
Cablevision NY Group Stock Performance Graph
OUR EXECUTIVE OFFICERS
STOCK OWNERSHIP TABLE
OTHER MATTERSMatters Raised At The 2004 Annual Meeting Not Included In This Proxy Statement
Appendix A

Proxy Statement 2003 — Cablevision

Table of Contents page

Proxy Statement 2004 — Cablevision

GENERAL INFORMATION

Voting Rights

Holders of Cablevision NY Group Class A common stock and Cablevision NY Group Class B common stock, as recorded in our stock register on April 5, 2004, may vote at the meeting. On April 5, 2004, there were 219,647,124 shares of Cablevision NY Group Class A common stock and 67,214,237 shares of Cablevision NY Group Class B common stock outstanding. Each share of Cablevision NY Group Class A common stock has one vote per share and holders are entitled to elect 25% of the Board of Directors. Each share of Cablevision NY Group Class B common stock has ten votes per share and holders are entitled to elect 75% of the Board of Directors. Our Chairman, Charles F. Dolan, members of his family and related family entities, together own Cablevision NY Group Class B common stock having the power to elect the eight Cablevision NY Group Class B directors and to approve Proposal 2.

How to vote

You may vote in person at the meeting or by proxy. You may vote by telephone, over the Internet or using a proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

Important Notice

All meeting attendees may be asked to present a valid, government-issued photo identification card (federal, state or local), such as a driver’s license or passport, before entering the meeting. In addition, video and audio recording devices and other electronic devices will not be permitted at the meeting and attendees will be subject to security inspections.

How proxies work

The Company’s Board of Directors is asking for your proxy. If you submit a proxy but do not specify how to vote, we will vote your shares in favor of the director nominees identified in this proxy statement and in favor of Proposal 2. The enclosed proxy materials contain instructions for telephone, Internet and mail voting. Whichever method you use, giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some, or none of our director candidates. You may also vote for or against Proposal 2 or abstain from voting.

You may receive more than one proxy or voting card depending on how you hold your shares. Shares registered in your name are covered by one card. Cablevision employees receive a separate card for any shares they hold in the Company’s 401(k) Plan. And if you hold shares through someone else, such as a stockbroker, you may get material from them asking how you want to vote.

Solicitation

This proxy statement and the enclosed proxy card are first being sent to stockholders on April 30, 2004. In addition to this mailing, Cablevision employees may solicit proxies personally, electronically or by telephone. Cablevision pays the costs of soliciting this proxy. We also reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.

Revoking a proxy

You may revoke your proxy before it is voted by submitting a new proxy with a later date; by voting in person at the meeting; or by notifying the Company’s Investor Relations department in writing. Unless you decide to vote your shares in person, you should revoke your prior proxy card in the same way you initially submitted it, that is, by telephone, Internet or mail.

Proxy Statement 2004 — Cablevision

Confidential voting

Independent inspectors count the votes. Your individual vote is kept confidential (including those delivered by telephone or Internet) from us unless special circumstances exist. For example, a copy of your proxy card will be sent to us if you write comments on the card.

Quorum

In order to carry on the business of the meeting, we must have a quorum. This means that at least a majority of the outstanding votes represented by outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person.

Votes needed

The six candidates for election as Class A directors receiving the most votes from holders of Cablevision NY Group Class A common stock will be elected to fill the seats for Class A directors on the Board. The eight candidates for election as Class B directors receiving the most votes from holders of Cablevision NY Group Class B common stock will be elected to fill the seats for Class B directors on the Board. Approval of Proposal 2 requires the favorable vote of a majority of the votes cast. Abstentions and broker non-votes count for quorum purposes. They will not affect Proposal 2. Broker non-votes occur when a bank, brokerage firm or other nominee is not permitted to vote on a particular matter without instructions from the owner of the shares and no instruction is received.

The Company

Cablevision was organized in 1997 as a holding company of CSC Holdings, Inc. which was organized in 1985 and is one of the largest cable operators in the United States. In March 2001, the Company made a pro rata distribution of Rainbow Media Group tracking stock to holders of Cablevision common stock, which was redesignated as Cablevision NY Group common stock. In August 2002, Cablevision’s Board approved the exchange of Rainbow Media Group common stock for shares of Cablevision NY Group common stock pursuant to the terms of Cablevision’s certificate of incorporation. Each share of Rainbow Media Group common stock was exchanged for 1.19093 shares of Cablevision NY Group common stock on August 20, 2002. Fractional shares were paid in cash. From and after the date of the exchange, all rights of holders of shares of Rainbow Media Group common stock ceased except for the right, upon surrender of the certificates representing their shares of Rainbow Media Group common stock, to receive the shares of Cablevision NY Group common stock for which their shares of Rainbow Media Group common stock were exchanged, together with any fractional payment without interest.

PROPOSAL 1 (Item 1 on Proxy Card)

Election of directors

The Board has nominated the director candidates named below. Of the fourteen nominees for director, eight are to be elected by the Class B stockholders and six are to be elected by the Class A stockholders.

All Cablevision directors are elected for one-year terms.

The Company has previously announced plans to spin off three of its Rainbow Media Holdings’ national entertainment services, its Rainbow DBS satellite service and certain other businesses. It is expected that Charles Dolan and Thomas Dolan will serve as chairman and chief executive officer, re-

Proxy Statement 2004 — Cablevision

spectively, of the spun-off company commencing on the date of the spin off, which is currently expected to occur in the third quarter of 2004. At that time Charles Dolan and Thomas Dolan would resign as directors and officers of the Company. James Dolan is expected to succeed Charles Dolan as Chairman of the Company following the spin off.

Personal information on each of our nominees is given below. All our nominees currently serve as Cablevision directors.

Each current director was elected by the stockholders at the last annual meeting.

The Board met thirteen times last year. Each of our directors attended at least 75% of the meetings of the Board and the committees of the Board on which he or she served during 2003.

If a director nominee becomes unavailable before the election, your proxy authorizes us to vote for a replacement nominee if the Board names one.

We encourage our directors to attend annual meetings of stockholders and believe that attendance at annual meetings is just as important as attendance at Board and committee meetings. All of our directors, except one, attended our 2003 annual meeting.

The Board recommends you vote FOR each of the following candidates:

Directors to be elected by Class A Stockholders

•	CHARLES D. FERRIS, 71, Director since 1985. Member of the law firm of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. since 1981. Chairman of the Federal Communications Commission from October 1977 until April 1981.

•	RICHARD H. HOCHMAN, 58, Director since 1986. Chairman of Regent Capital Management Corp. since April 1995. Managing Director of PaineWebber Incorporated from March 1990 to April 1995. Mr. Hochman is also a director of R.A.B. Enterprises, Inc.

•	VICTOR ORISTANO, 87, Director since 1985. Founder and Chairman of Alda Limited Partners, a holding company which has built and operated cable television systems in Connecticut, Florida, New Jersey, Pennsylvania and England since 1966. Mr. Oristano was also the founder of the nation’s largest holder of wireless TV frequencies, a company controlled by Alda.

•	VINCENT TESE, 61, Director since 1996. Director of The Bear Stearns & Co., Inc. since 1994, Chairman of Wireless Cable International, Inc. since July 1995. Chairman of Cross Country Wireless from December 1994 to July 1995. Mr. Tese served as Chairman and Chief Executive Officer of the New York State Urban Development Corporation from 1985 to 1987, and as Director of Economic Development for New York State from 1987 to December 1994. Mr. Tese is also a director of Bowne and Company, Inc., Cabrini Mission Society, Catholic Guardian Society, Custodial Trust Co., Gabelli Asset Management, Mack-Cali Realty Corp., Magfusion, Inc., National Wireless Holdings, Inc., Municipal Art Society, Xanboo Inc. and a trustee of New York Presbyterian Hospital and New York University School of Law.

Proxy Statement 2004 — Cablevision

•	THOMAS V. REIFENHEISER, 68, Director since 2002. Mr. Reifenheiser retired as a Managing Director of JP Morgan Chase, overseeing the Global Media and Telecommunications Division, in September 2000 after 38 years with JP Morgan Chase and its predecessors. Mr. Reifenheiser is also a director of Lamar Advertising Company, Mediacom Communications Corporation and F&W Publications Inc.

•	VICE ADMIRAL JOHN R. RYAN USN (RET.), 58, Director since 2002. President of the State University of New York Maritime College since June 2002. Superintendent of the United States Naval Academy from June 1998 to June 2002. Vice Admiral Ryan’s military career included positions as Commander of the Maritime Surveillance and Reconnaissance Force, US Sixth Fleet/ Commander, Fleet Air Mediterranean/ Commander, Maritime Air Forces, Mediterranean until his retirement from the U.S. Navy in July 2002. Vice Admiral Ryan is also a director of CIT Group Inc.

Directors to be elected by Class B Stockholders

•	CHARLES F. DOLAN, 77, Director since 1985. Chairman of the Company since 1985. Chief Executive Officer of the Company from 1985 to October 1995. Founded and acted as the General Partner of the Company’s predecessor from 1973 until 1985. Established Manhattan Cable Television in 1961 and Home Box Office in 1971. Charles F. Dolan is the father of James L. Dolan, Patrick F. Dolan and Thomas C. Dolan.

•	JAMES L. DOLAN, 48, Director since 1991. President of the Company since June 1998 and Chief Executive Officer of the Company since October 1995. Chairman of Madison Square Garden, a subsidiary of the Company, since October 1999. Chief Executive Officer of Rainbow Media Holdings LLC, a subsidiary of the Company, from September 1992 to October 1995. Vice President of the Company from 1987 to September 1992. James L. Dolan is the son of Charles F. Dolan and the brother of Patrick F. Dolan and Thomas C. Dolan.

•	WILLIAM J. BELL, 64, Director since 1985. Vice Chairman of the Company since 1985. Joined the Company’s predecessor in 1979.

•	SHEILA A. MAHONY, 62, Director since 1988. Executive Vice President, Communications, Government and Public Affairs of the Company from April 1999 to March 2004. Senior Vice President, Communications and Public Affairs of the Company from June 1995 to April 1999. Vice President of Government Relations and Public Affairs of the Company and the Company’s predecessor from 1980 to June 1995.

•	THOMAS C. DOLAN, 51, Director since 1998. Executive Vice President and Chief Information Officer of the Company since October 2001. Senior Vice President and Chief Information Officer of the Company from February 1996 to October 2001. Vice President and Chief Information Officer of the Company from July 1994 to February 1996. General Manager of the Company’s East End Long Island cable system from November 1991 to July 1994. System Manager of the Company’s East End Long Island cable system from August 1987 to October 1991. Thomas C. Dolan is the son of Charles F. Dolan and brother of Patrick F. Dolan and James L. Dolan.

Proxy Statement 2004 — Cablevision

•	PATRICK F. DOLAN, 52, Director since 1991. President of News 12 Networks of the Company since February 2002. Vice President of News from September 1995 to February 2002. News Director of News 12 Long Island, a subsidiary of the Company, from December 1991 to September 1995. Patrick F. Dolan is the son of Charles F. Dolan and the brother of James L. Dolan and Thomas C. Dolan.

•	JOHN TATTA, 84, Director since 1985. Consultant to the Company since January 1992. President of the Company from 1985 to December 1991. Chief Operating Officer of the Company from 1985 to 1989 and of the Company’s predecessor from 1973 to 1985. Executive Vice President and director of operations of Manhattan Cable Television during the 1960s and early 1970s.

•	STEVEN RATTNER, 51, Director since March 2003. Founder and Managing Principal of Quadrangle Group LLC since March 2000. Deputy Chairman and Deputy Chief Executive Officer of Lazard Freres & Co. from 1989 to March 2003. Mr. Rattner serves on the Board of Directors of Pathfire, Inc. and Publishing Group of America.

Proxy Statement 2004 — Cablevision

DIRECTOR COMPENSATION

Cablevision employees receive no extra pay for serving as directors. Each non-employee director receives a base fee of $50,000 per year; $2,000 per Board and committee meeting attended in person; and $500 per Board and committee meeting attended by telephone. Non-employee directors also receive $5,000 annually per committee membership and $10,000 annually per committee chairmanship.

We also pay our non-employee directors compensation in stock options and restricted stock units. Each non-employee director receives options to purchase 4,000 shares of Cablevision NY Group Class A common stock and a number of restricted stock units for the number of shares of common stock equal to $40,000 divided by the fair market value of a share of Cablevision NY Group Class A common stock each year the non-employee director remains in office. The per share exercise price of each option will be equal to the fair market value of the common stock. In general, fair market value is determined by taking the average of the high and low prices of a share of Cablevision NY Group Class A common stock as reported in the consolidated reporting system of the New York Stock Exchange on the date of grant.

BOARD OF DIRECTORS AND COMMITTEES

Our Class A common stock is listed on the New York Stock Exchange. As a result, we are subject to most of the New York Stock Exchange’s corporate governance listing standards. A listed company that meets the New York Stock Exchange’s definition of “controlled company” may elect not to comply with certain of these requirements. On March 19, 2004, the Class B stockholders who are members of the Dolan family and related family entities entered into a Stockholders Agreement relating, among other things, to the voting of their shares of our Class B common stock and filed a Schedule 13D with the Securities and Exchange Commission as a “group” under the rules of the SEC. As a result, we are a “controlled company.” As a controlled company, we have the right to elect not to comply with the corporate governance rules of the New York Stock Exchange requiring: (i) a majority of independent directors on our Board; (ii) an independent corporate governance and nominating committee; and (iii) an independent compensation committee.

We have elected not to comply with the New York Stock Exchange requirement for a majority independent board of directors and for a corporate governance and nominating committee because of our status as a controlled company. We will comply with the requirement for an independent compensation committee. Our Board elected not to comply with the requirement for a majority independent board of directors because of our shareholder voting structure. Under the terms of our Amended and Restated Certificate of Incorporation, the holders of our Class B common stock have the right to elect 75% of the members of our Board and there is no requirement that any of those directors be independent.

Proxy Statement 2004 — Cablevision

The Board has three permanent committees: the Audit Committee, the Compensation Committee and the Executive Committee.

Audit Committee

The primary purposes of our Audit Committee are (a) to assist the Board in its oversight of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) our independent auditors’ qualifications and independence, and (iv) the performance of our internal audit function and independent auditors; (b) to decide whether to appoint, retain or terminate the Company’s independent auditors and to pre-approve all audit, audit-related and other services, if any, to be provided by the independent auditors; and (c) to prepare any report of the Audit Committee required by the rules and regulations of the SEC for inclusion in our annual proxy statement. The text of our Audit Committee charter is attached as Appendix A to this Proxy Statement and is available on our website at www.cablevision.com. A copy may be obtained by writing to Cablevision Systems Corporation, Corporate Secretary, 1111 Stewart Avenue, Bethpage, New York 11714.

Our Board of Directors has determined that each member of our Audit Committee is “independent” within the meaning of the rules of both the New York Stock Exchange and the Securities and Exchange Commission. Our Board has also determined that each member of the Audit Committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE, and that Thomas Reifenheiser, Chairman of the Audit Committee, is an “audit committee financial expert” within the meaning of the rules of the SEC.

Our Board has established a procedure whereby complaints or concerns with respect to accounting, internal controls and auditing matters may be submitted to the Audit Committee. This procedure is described under “Communicating with Our Directors” below.

Committee members: Messrs. Reifenheiser (Chairman), Hochman, Oristano, Ryan and Tese.

Meetings last year: 47

Compensation Committee

The primary purposes of our Compensation Committee are (a) to establish our general compensation philosophy and, in consultation with management, oversee the development and implementation of compensation programs, (b) either as a committee or together with the other independent directors (as directed by the Board) to determine and approve the compensation of our chief executive officer, (c) to make recommendations to the Board with respect to compensation, including that of the chief executive officer, as well as our incentive compensation plans, including equity-based plans, (c) to approve any new equity compensation plan or material changes to an existing plan, (d) in consultation with management, to oversee regulatory compliance with respect to compensation matters, (e) to make recommendations to the Board with respect to severance or similar termination payments to current or former executives, and (f) to prepare a report on executive compensation required by the rules and regulations of the SEC. The Compensation Committee also administers our Employee Stock Plan and our Long-Term Incentive Plan. The text of our Compensation Committee charter is available on our website at www.cablevision.com. A copy may be obtained by writing to Cablevision Systems Corporation, Corporate Secretary, 1111 Stewart Avenue, Bethpage, New York 11714. During 2003, the Senior Officer

Proxy Statement 2004 — Cablevision

Compensation Subcommittee of the Compensation Committee had exclusive authority and responsibility for, and with respect to, all annual bonus determinations for each named executive officer and any grants or awards under the Company’s Employee Stock Plan or Long-Term Incentive Plan to any executive officer of the Company, and to the Company’s other most senior employees.

Our Board of Directors has determined that each member of our Compensation Committee is “independent” within the meaning of the rules of the New York Stock Exchange.

Committee members: Messrs. Hochman (Chairman) and Tese. John Tatta was a member during 2003. He ceased to be a member in April 2004.

Meetings last year: 6

Senior Officer Compensation Subcommittee members in 2003: Messrs. Hochman and Tese

Meetings last year: 6

The Executive Committee

The Executive Committee has broad power to act on behalf of the Board. In practice, the committee only meets when it is impractical to call a meeting of the full Board.

Committee members: Messrs. James Dolan (Chairman), Bell, Hochman and Tatta.

Meetings last year: 4

Other Committees

In addition to standing committees, the Company’s by-laws provide that the Company shall make any investment in or advance to Charles Dolan and any affiliate of Charles Dolan (as defined therein) only if such investment or advance is approved by a Special Committee of the Board comprised of non-employee directors.

Absence of Nominating Committee

We do not have a nominating committee. We decided that it was not appropriate to have a nominating committee because of our shareholder voting structure. Under the terms of our Amended and Restated Certificate of Incorporation, the holders of our Class B common stock have the right to elect 75% of the members of our Board. We believed that creating a committee consisting solely of independent directors charged with responsibility for recommending nominees for election as directors would be inconsistent with the vested rights of the holders of Class B common stock under our Amended and Restated Certificate of Incorporation. Instead, the Board decided to provide a mechanism in our Corporate Governance Guidelines referred to below for the nominees for election as directors by the holders of our Class A common stock (“Class A Directors”) and by the holders of our Class B common stock (“Class B Directors”). The holders of our Class A common stock are currently entitled to elect 25% of the members of our Board. Under our Corporate Governance Guidelines, nominees for election as Class A Directors shall be recommended to the Board by the Class A Directors then in office who were elected by the holders of the Class A common stock. Nominees for election as Class B Directors shall be recommended to our Board by the directors then in office who were elected by the holders of the Class B common stock.

Our directors have not set specific, minimum qualifications that nominees must meet in order for them to be nominated for election to the Board, but rather believe that each nominee should be evaluated based on his or her individual merits, taking into account, among other matters, the factors set forth in our Corporate Governance Guidelines under “Board Composition” and

Proxy Statement 2004 — Cablevision

“Selection of Directors.” Those factors include:

•	The desire to have a Board that encompasses a broad range of skills, expertise, industry knowledge, diversity of viewpoints, opinions, background and experience, and contacts relevant to our businesses;

•	Personal qualities and characteristics, accomplishments and reputation in the business community;

•	Ability and willingness to commit adequate time to Board and committee matters; and

•	The fit of the individual’s skill and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of our Company.

The Class A Directors will evaluate possible candidates to recommend to the Board for nomination as Class A Directors and suggest individuals for the Board to explore in more depth. The Board will consider nominees for Class A Directors recommended by our stockholders. Nominees recommended by stockholders will be given appropriate consideration in the same manner as other nominees. Stockholders who wish to submit nominees for consideration by the Board for election at our 2005 annual meeting of stockholders may do so by submitting in writing such nominees’ names, in compliance with the procedures and along with the other information required by our By-laws. Any such nominee must be submitted to the Corporate Secretary of the Company, at Cablevision Systems Corporation, 1111 Stewart Avenue, Bethpage, New York 11714-3581 not less than 60 nor more than 90 days prior to the date of our 2005 annual meeting of stockholders, provided that if the date of the meeting is publicly announced or disclosed less than 70 days prior to the date of the meeting, such notice must be given not more than ten days after such date is first announced or disclosed.

The Class B Directors will consult from time to time with one or more of the holders of Class B Common Stock to assure that all Class B Director nominees recommended to the Board are individuals who will make a meaningful contribution as Board members and will be individuals likely to receive the approving vote of the holders of a majority of the outstanding Class B Common Stock. The Class B Directors do not intend to consider unsolicited suggestions of nominees by holders of our Class A Common Stock. We believe that this is appropriate in light of the voting provisions of our Amended and Restated Certificate of Incorporation which vest exclusively in the holders of our Class B Common Stock the right to elect our Class B Directors.

Corporate Governance Guidelines

Our Board of Directors has adopted our Corporate Governance Guidelines. These guidelines set forth our practices and policies with respect to Board composition and selection, Board meetings, executive sessions of the Board, Board committees, the expectations we have of our directors, selection of the Chairman of the Board and the Chief Executive Officer, management succession, Board and executive compensation, and Board self-evaluation requirements. The full text of our Corporate Governance Guidelines may be viewed at our website at www.cablevision.com. A copy may be obtained by writing to Cablevision Systems Corporation, Corporate Secretary, 1111 Stewart Avenue, Bethpage, New York 11714.

Proxy Statement 2004 — Cablevision

Executive Sessions of Non-management Board Members

Under our Corporate Governance Guidelines, our directors who are not also officers of our Company or any of its affiliates (“Non-management directors”) are to meet at least quarterly in executive sessions. If the Non-management directors include any directors who are not independent under the New York Stock Exchange rules, the independent directors are to meet in executive sessions at least semi-annually. The Non-management directors will rotate as the presiding director at these executive sessions. Only a Non-management director who is also independent under the New York Stock Exchange Rules will preside at an executive session of the independent directors.

Communicating with Our Directors

Our Board has adopted policies designed to allow shareholders and other interested parties to communicate with our directors. Any interested party that wishes to communicate directly with the Board or any director or the Non-management directors as a group should send communications in writing to Chairman of the Audit Committee, Cablevision Systems Corporation, c/o Corporate Secretary, 1111 Stewart Avenue, Bethpage, New York 11714. Any person, whether or not an employee, who has a concern with respect to accounting, internal accounting controls or auditing matters, may, in a confidential or anonymous manner, communicate those concerns to our Audit Committee by contacting The Network, Inc., which has been designated to act as a confidential contact organization for this purpose at 1-888-310-6742. The information for communicating with the Audit Committee and Non-management directors is also available on our website at www.cablevision.com.

Code of Ethics

Our Board of Directors has adopted a Code of Ethics for our directors, officers and employees. A portion of this Code of Ethics also serves as a code of ethics for our senior financial officers. Among other things, our Code of Ethics covers conflicts of interest, disclosure responsibilities, legal compliance, confidentiality, corporate opportunities, fair dealing, protection and proper use of assets and equal employment opportunity and harassment. The full text of the code is available on our website at www.cablevision.com. A copy may be obtained by writing to Cablevision Systems Corporation, Corporate Secretary, 1111 Stewart Avenue, Bethpage, New York 11714.

Proxy Statement 2004 — Cablevision

PROPOSAL 2 (Item 2 on Proxy Card)

Ratification of KPMG LLP as independent accountants

The Audit Committee of the Board has approved KPMG LLP (“KPMG”) to audit our financial statements for 2004. We are asking that you ratify that appointment. A KPMG representative will be at the annual meeting to answer appropriate questions and to make a statement if he or she desires. This proposal requires the affirmative vote of the majority of the Class A and Class B shares, voting together as a single class.

The Board recommends you vote FOR this proposal.

KPMG LLP Information

The following table presents fees for professional audit services rendered by KPMG for the audit of the Company’s annual financial statements and for reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for 2002 and 2003, and fees billed for other services rendered by KPMG.

	2002	2003

	(in thousands)
Audit Fees	$3,943	$7,496
Audit Related Fees(1)	2,684	2,803
Tax Fees(2)	1,146	2,085

Total fees	$7,773	$12,384

(1)	Audit related fees consisted principally of services relating to audits of certain subsidiary financial statements and filings with the Securities and Exchange Commission.

(2)	Tax fees consisted of fees for tax consultation and tax compliance services, including tax advice related to mergers and acquisitions and to the proposed spin-off by the Company of three of Rainbow Media Holdings’ national entertainment services, the Rainbow DBS satellite service and certain other businesses.

The Audit Committee’s policy requires that the Committee pre-approve audit and non-audit services performed by the independent accountants. The Audit Committee may delegate its pre-approval authority to the Chairman or any other member of the Committee.

EXECUTIVE COMPENSATION

Report of Compensation Committee on Executive Compensation

The Compensation Committee has two members, Richard Hochman and Vincent Tese, neither of whom is an employee of the Company. John Tatta, the Company’s former President and a consultant to the Company, was a member of the Compensation Committee during 2003.

Our goal, as members of the Compensation Committee, is to develop executive compensation policies and programs that are consistent with, explicitly linked to, and supportive of the strategic objectives of growing the Company’s businesses and maximizing stockholder value. We believe that a strong link should exist between executive compensation and management’s ability to maximize stockholder value. We adhere to this belief by developing both short-term and long-term incentive compensation programs that provide competitive compensation and reflect Company performance.

Proxy Statement 2004 — Cablevision

Compensation Philosophy

The four fundamental principles to which we adhere in discharging our responsibilities are as follows:

•	First, the majority of the annual and long-term compensation for the Company’s senior executive officers should be at risk, with actual compensation levels correlating with the Company’s actual performance in certain key areas determined by the Committee.

•	Second, over time, incentive compensation of the Company’s senior executive officers should focus more heavily on long-term rather than short-term accomplishments and results.

•	Third, equity-based compensation and equity ownership requirements will be used on an increasing basis so as to provide executive officers with clear and direct links to the stockholders’ interests.

•	Fourth, the overall executive compensation program should be competitive, equitable and structured so as to ensure the Company’s ability to attract, retain, motivate and reward the talented executives who are essential to the Company’s continuing success. Total compensation, rather than individual compensation elements, is the focus of our intent to provide competitive compensation opportunities.

We believe that continued revenue growth as well as continued improvements in cash flow should be recognized in considering compensation levels along with improvements in overall effectiveness, productivity, return on investment and success of strategic alliances and business acquisitions and combinations.

We utilize an outside compensation consultant to evaluate how well the Company’s executive compensation program adheres to this philosophy and to evaluate the level and mix of salary, annual bonuses and long-term incentives.

Compensation Elements

Our compensation program for executives consists of four principal elements, each of which is vitally important in meeting the Company’s need to attract, retain, motivate and reward highly-qualified executives.

The four principal compensation elements are:

Base Salaries

Base salaries for executives are set at levels which are intended to reflect the competitive marketplace for companies that are of comparable size and complexity and would be considered our competitors in attracting and retaining quality executives. We review the salaries of the named officers based on our assessment of each executive’s experience and performance and a comparison to salaries of peers in other companies. The employment agreements for Messrs. Charles Dolan, James Dolan, William Bell and Hank Ratner contain minimum salary levels.

Annual Incentives

Annual incentive awards have been made to selected executives pursuant to the Management Performance Incentive Plan (MPIP) and the Executive Performance Incentive Plan (EPIP) on the basis of the performance of the Company, the business unit and the individual, relative to budget in such areas as revenue, cash flow, operating income, operating margin, customer satisfaction and the like. We intend to continue providing annual incentives in concert with other compensation elements in order to maintain a competitive total compensation

Proxy Statement 2004 — Cablevision

program for executives. We review and approve all performance measures and goals established under the MPIP and all annual incentive payments to executives covered under the MPIP. The Committee reviews and approves all performance measures and goals established under the EPIP and all annual incentive payments to executives covered under the EPIP. The bonuses awarded to Messrs. Charles Dolan, James Dolan, Hank Ratner, William Bell and Wilton Hildenbrand for 2003 were awarded on the basis of assessments of each executive’s performance in the context of the Company’s having exceeded its performance goals and objectives for the year.

Long-Term Incentives

We have granted stock options, restricted stock and stock appreciation rights to executives under the Employee Stock Plan and earlier plans. In addition, we have granted Performance Awards to selected executives under the Long-Term Incentive Plan (LTIP). Under the LTIP, the Company makes contingent cash performance awards to selected executives to be earned on the basis of long-term performance relative to pre-established goals. Certain senior executives have also received performance retention awards under the LTIP, which awards provided that the executive could request an interest-free loan from the Company in the amount of the award prior to its vesting, subject to certain limitations, provided that such loan was secured by a lien in favor of the Company on real property owned by the executive. Effective July 30, 2002, such requests for advances on amounts of awards are no longer permitted. Pursuant to this program, the following executive officers had $3 million loans outstanding since prior to January 1, 2003: Messrs. James Dolan, Ratner and Rosengard, and Mr. Lhota had a $2.5 million loan outstanding. The performance targets of these awards have been satisfied. The awards vest over a seven-year period ending on September 25, 2007 except that Mr. Lhota’s award vests over a seven-year period ending on January 28, 2009. Stock options and other long-term incentives are intended both to join the interests of executives with the interests of stockholders by facilitating the ownership of stock, and by providing competitive long-term incentive opportunities to executives. Among the performance measures that we may use to govern the earnout of contingent performance awards are earnings per share, total return to stockholders, return on investment, operating income or net income, consolidated gross revenue, costs, results relative to budget, cash flow, cash flow margin, earnings before interest, taxes, depreciation and amortization (EBITDA) and growth in the Company’s private market value.

Benefits

Benefits offered to executives serve a different purpose than do other elements of the total compensation program. In general, they provide for retirement income and serve as a safety net against problems, which can arise from illness, disability or death. Benefits offered to senior executive officers are basically those offered to other employees of the Company.

Evaluation Procedure

In determining matters regarding executive officer compensation (other than the Chairman and the President and Chief Executive Officer), we review with the Chairman, the President and Chief Executive Officer, the Vice Chairmen, the Executive Vice Presidents and the independent compensation consultant the respective areas of authority and responsibility of the various executive officers and the performance and contribution of each to the efforts of the Company in meeting its goals.

Proxy Statement 2004 — Cablevision

Our independent compensation consultant has confirmed that compensation paid in 2003 to the named officers is consistent with the Company’s compensation philosophy and objectives.

Chairman of the Board and CEO Compensation

Decisions regarding the 2003 compensation of the Chairman, Charles F. Dolan, and the President and Chief Executive Officer, James L. Dolan, were the responsibility of the Senior Officer Compensation Subcommittee of the Compensation Committee. The base salaries of Mr. Charles Dolan and Mr. James Dolan for 2003 remained at $1,600,000. Neither Mr. Charles Dolan’s nor Mr. James Dolan’s base salaries have been increased since January 1, 2001. Mr. Charles Dolan and Mr. James Dolan received bonuses in 2003 of $4,800,00 and $2,800,000, respectively. These bonuses reflected the Company’s performance in exceeding virtually all of its plans, goals and objectives for the year and the leadership roles Mr. Charles Dolan and Mr. James Dolan played in the Company’s achievements throughout the year. In evaluating and determining Mr. Charles Dolan’s and Mr. James Dolan’s compensation, the Subcommittee and its compensation consultant compared the Company’s compensation practices and levels to those of other companies involved in similar businesses, including, but not limited to, the companies included in the Peer Group Index contained in the Cablevision NY Group Stock Performance Graph. Based on this review, the Subcommittee determined that the compensation paid to Mr. Charles Dolan and Mr. James Dolan for 2003 was appropriate.

Deductibility of Certain Executive Compensation

Beginning in 1994, the Omnibus Reconciliation Act of 1993 limits to $1 million the amount that may be deducted by a publicly held corporation for compensation paid to each of its named executives in a taxable year, unless the compensation in excess of $1 million is “qualified performance-based compensation”. Our policy is to design the short-term and long-term incentive compensation plans to qualify for the exemption from the deduction limitations of Section 162(m) of the Internal Revenue Code and to be consistent with providing appropriate compensation to executives. Although it is the Company’s intent to qualify compensation for the exemption from the deduction limitations, the Company’s compensation practices have been, and will continue to be, designed to serve the best interests of the stockholders regardless of whether specific compensation qualifies for the exemption.

Members of the Compensation Committee

Richard H. Hochman         Vincent Tese

EXECUTIVE COMPENSATION TABLES

These tables show the compensation of the Company’s Chief Executive Officer and the four other most highly paid executives. See the Compensation Committee report beginning on page 11 for an explanation of our compensation philosophy.

Proxy Statement 2004 — Cablevision

Summary Compensation Table

		Annual Compensation		Long Term Compensation Awards

					Securities
				Restricted Stock	Underlying	All Other
Name/ Principal Position	Year	Salary($)	Bonus($)	Award($)(1)	Options/SARs(#)(2)	Compensation($)(3)

Charles F. Dolan	2003	1,600,000	4,800,000	5,195,000	250,000	394,221
Chairman & Director	2002	1,600,000	—	—	—	576,810
	2001	1,600,000	—	—	—	742,241
....................................................................................................................
James L. Dolan	2003	1,600,000	2,800,000	11,614,324	250,000	416,855
President, Chief Executive	2002	1,600,000	—	—	—	341,334
Officer & Director	2001	1,600,000	—	—	—	5,508,288
....................................................................................................................
William J. Bell	2003	1,000,000	1,345,000	4,899,185	—	381,825
Vice Chairman &	2002	1,000,000	—	—	—	371,426
Director	2001	1,000,000	1,875,000	—	—	3,158,701
....................................................................................................................
Hank J. Ratner	2003	1,087,019	2,000,000	8,731,818	150,000	432,374
Vice Chairman	2002	800,000	950,000	—	—	354,792
	2001	800,000	720,000	—	—	339,624
....................................................................................................................
Wilton Hildenbrand	2003	750,000	675,000	2,212,583	—	277,617
Executive Vice President,	2002	750,000	—	—	—	262,201
Engineering and	2001	550,000	600,000	—	—	789,103
Technology

(1)	Includes restricted stock issued in March 2003 in exchange for stock options that had an exercise price of more than $20.00 and stock appreciation rights that were issued in conjunction with those options.

(2)	Securities underlying options/SARs granted in 2002 of 430,356 for each of Mr. James Dolan and Mr. Bell, 264,366 for Mr. Ratner and 194,746, for Mr. Hildenbrand were exchanged for restricted shares in March 2003.

(3)	For 2003, represents the sum of (i) for each individual, the following amounts contributed by the Company on behalf of such individual under the Company’s Cash Balance Pension Plan, Mr. Charles Dolan $18,000, Mr. James Dolan $12,000, Mr. Bell $18,000, Mr. Ratner $10,000 and Mr. Hildenbrand $16,000, (ii) for each individual, the following amounts contributed by the Company on behalf of such individual under the Company’s Excess Cash Balance Pension Plan, Mr. Charles Dolan $126,000, Mr. James Dolan $87,692, Mr. Bell $72,000, Mr. Ratner $45,120 and Mr. Hildenbrand $44,000, (iii) for Mr. Charles Dolan, Mr. Bell and Mr. Hildenbrand $40,000 credited to such individual on the books of the Company pursuant to the defined contribution portion of the Company’s Supplemental Benefit Plan, (iv) for each individual, the following amounts contributed by the Company on behalf of such individual as a matching contribution under the Company’s 401(k) Plan: Mr. Charles Dolan $2,800, Mr. James Dolan $5,000, Mr. Bell $6,000, Mr. Ratner $6,000 and Mr. Hildenbrand $6,000, (v) for each individual, the following amounts contributed by the Company on behalf of such individual as a matching contribution under the Company’s Excess Savings Plan: Mr. Charles Dolan $45,000, Mr. Bell $24,000, Mr. Ratner $27,072 and Mr. Hildenbrand $16,500, (vi) for each individual, the following amounts paid as a premium on individual life insurance policies purchased by the Company for the executive officer to replace coverage under the integrated policy previously provided by the Company: Mr. Charles Dolan $130,276, Mr. James Dolan $37,705, Mr. Bell $82,037, Mr. Ratner $9,248 and Mr. Hildenbrand $17,627, (vii) for Mr. Charles Dolan, Mr. James Dolan, Mr. Bell and Mr. Ratner: $32,145, $134,958, $288 and $8,718, respectively, representing the fair value of personal use of the Company’s aircraft, (viii) for Mr. James Dolan, Mr. Bell and Mr. Ratner, $139,500, $139,500 and $45,832, respectively, of imputed interest on the $3,000,000 interest free loans they received for the awards they were granted in 2000 under the Long-Term Incentive Plan, and (ix) in the case of Mr. Ratner and Mr. Hildenbrand, amounts allocated in respect of a deferred compensation plan, including an annual amount equal to 20% and 15%, respectively, of base salary, together with attributable interest thereon,

Proxy Statement 2004 — Cablevision

aggregating $234,429, $205,665 and $280,384 in 2001, 2002 and 2003, respectively for Mr. Ratner and aggregating $108,160, $121,574 and $137,490 in 2001, 2002 and 2003, respectively for Mr. Hildenbrand.

Option/ SAR Grants in Last Fiscal Year

					Potential Realizable Value at
					Assumed Annual Rates of
					Stock Price Appreciation for
	Individual Grants				Option/SAR Term(2)

		% of Total
	Number of	Options/SARs
	Securities	Granted to	Exercise
	Underlying	Employees in	or Base
	Option/SARs	Fiscal Year	Price	Expiration
Name	Granted(#)(1)	2003	($/Share)	Date	5%($)	10%($)

Charles F. Dolan	250,000	27.8%	$20.78	6/26/13	3,267,108	8,279,492

James L. Dolan	250,000	27.8%	$20.78	6/26/13	3,267,108	8,279,492

William J. Bell	—	—	—	—	—	—

Hank J. Ratner	150,000	16.7%	$20.78	6/26/13	1,960,265	4,967,695

Wilton Hildenbrand	—	—	—	—	—	—

(1)	Options granted on June 25, 2003 under the Employee Stock Plan. Such options become exercisable in annual installments of 33.33% per year. Vesting of options and SARs may be accelerated upon a change of control of the Company (see “Employee Contracts and Severance and Change-In-Control Arrangements” below).

(2)	The dollar amounts under these columns are the result of calculations at 5% and 10% rates set by the Securities and Exchange Commission, and therefore are not intended to forecast possible future appreciation of the Company’s stock price. In all cases the appreciation is calculated from the award date to the end of the option term.

Proxy Statement 2004 — Cablevision

Aggregated Option/ SAR Exercises in Last Fiscal Year and

Fiscal Year-End Option/ SAR Values

					Value of
					Unexercised In-the-Money
			Number of Securities		Options/SARs at
			Underlying Unexercised
	Shares
					12/31/03($)
			Options/SARs at 12/31/03(#)4,4		-

	Acquired on	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Charles F. Dolan	—	—	—	250,000	—	652,500

James L. Dolan	—	—	307,016	250,000	3,688,697	652,500

William J. Bell	—	—	119,093	—	787,218	—

Hank J. Ratner	—	—	105,236	150,000	793,028	391,500

Wilton Hildenbrand	—	—	283,337	—	4,553,504	—

Long-Term Incentive Plans — Awards in Last Fiscal Year

	Number of	Performance or	Estimated Future Payouts under
	Shares,	Other Period	Non-Stock Price-Based Plans
Name/	Units or	Until Maturation
Principal Position	Other Rights	or Payout(1)	Threshold ($)	Target ($)(1)	Maximum ($)

Charles F. Dolan	N/A	—	—	2,800,000	—

James L. Dolan	N/A	—	—	2,800,000	—

William J. Bell	N/A	—	—	1,750,000	—

Hank J. Ratner	N/A	—	—	700,000	—

Wilton Hildenbrand	N/A	—	—	630,000	—

(1)	Performance awards granted under the Company’s Long-Term Incentive Plan. These awards vest 100% at the end of the first calendar year in which the Company achieves “free cash flow”, as defined.

Proxy Statement 2004 — Cablevision

Equity Compensation Plan Information

Number of Securities
Remaining Available for
Future Issuance Under
	Number of Securities to	Weighted-average	Equity Compensation
	be Issued Upon Exercise	Exercise Price of	Plans (Excluding
	of Outstanding Options,	Outstanding Options,	Securities Reflected in
	Warrants and Rights	Warrants and Rights	Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders:(1)
Cablevision NY Group Class A common stock	7,773,503	$19.38	21,757,914

Equity compensation plans not approved by security holders	—	—	—

Total	7,773,503	$19.38	21,757,914

(1)	Includes the following plans: the 1985 Stock Plan, the Employee Stock Plan and the Non-Employee Director Stock Option Plan. Does not include 7,293,282 shares of restricted stock issued under those plans which were not yet vested at December 31, 2003.

Defined Benefit Pension Plan

The Company’s Nonqualified Supplemental Benefit Plan (“Supplemental Plan”) provides actuarially-determined pension benefits, among other types of benefits, for nine employees of the Company or its subsidiaries who were previously employed by CSSC, L.L.C., successor to Cablevision Systems Services Corporation (“CSSC”). CSSC, which is wholly owned by Charles Dolan and Helen Dolan, provided management services to Cablevision Company (the Company’s predecessor) and to certain affiliates of the Company. The Supplemental Plan is designed to provide these employees, in combination with certain qualified benefit plans maintained by the Company and certain qualified retirement plans formerly maintained by CSSC, with the same retirement benefit formulae they would have enjoyed had they remained employees of CSSC and continued to participate in the former CSSC qualified plans. The Supplemental Plan provides that the Company may set aside assets for the purpose of paying benefits under the Supplemental Plan, but that any such assets remain subject to the claims of creditors of the Company.

The defined benefit feature of the Supplemental Plan provides that, upon attaining normal retirement age (the later of age 65 or the completion of five years of service), a participant will receive an annual benefit equal to the lesser of 75% of his or her average compensation (not including bonuses and overtime) for his or her three most highly compensated years and the maximum benefit permitted by the Internal Revenue Code (the maximum in 2004 is $165,000 for employees who retire at age 65), reduced by the amount of any benefits paid to such individual pursuant to the qualified defined benefit plan formerly maintained by CSSC. This benefit will be reduced proportionately if the participant retires or otherwise terminates employment before reaching normal retirement age.

The following sets forth the estimated annual benefits payable upon normal retirement under the defined benefit portion of the Supplemental Plan (reduced by any retirement benefits paid in connection with the termination of the CSSC Defined Benefit Pension Plan) to the following persons

Proxy Statement 2004 — Cablevision

Mr. Charles Dolan, $337,649; Mr. James Dolan, $0; Mr. Bell, $111,021; Mr. Ratner, $0 and Mr. Hildenbrand, $84,705.

Report of Audit Committee

The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process. As set forth in the Charter of the Audit Committee, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of its oversight function, the Committee has considered and discussed the audited financial statements with management and the independent auditors. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the auditors the auditors’ independence. All non-audit services performed by the independent auditors must be specifically approved by the Audit Committee or a member thereof.

Based upon the reports and discussions described in this report, the Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

Members of the Audit Committee

Thomas V. Reifenheiser	Richard H. Hochman	Victor Oristano	John R. Ryan	Vincent Tese

Proxy Statement 2004 — Cablevision

Cablevision NY Group Stock

Performance Graph

The chart below compares the performance of the Company’s Cablevision NY Group Class A common stock with the performance of the Russell 3000 Index and a Peer Group Index by measuring the changes in Cablevision NY Group Class A common stock prices from December 31, 1998 through December 31, 2003. The chart has been adjusted for the distribution of the Rainbow Media Group Class A tracking stock on March 29, 2001 and subsequent exchange of the Rainbow Media Group Class A tracking stock for shares of Cablevision NY Group Class A common stock on August 20, 2002. As required by the Securities and Exchange Commission, the values shown assume the reinvestment of all dividends. Because no published index of comparable media companies currently reports values on a dividends-reinvested basis, the Company has created a Peer Group Index for purposes of this graph in accordance with the requirements of the SEC. The Peer Group Index is made up of companies that engage in cable television operations as a significant element of their business, although not all of the companies included in the Peer Group Index participate in all of the lines of business in which the Company is engaged and some of the companies included in the Peer Group Index also engage in lines of business in which the Company does not participate. Additionally, the market capitalizations of many of the companies included in the Peer Group are quite different from that of the Company. The common stocks of the following companies have been included in the Peer Group Index for 2003: Comcast Corporation, Cox Communications, Inc., Charter Communications, Inc., Insight Communications Inc. and Mediacom Communications Corp. The chart assumes $100 was invested on December 31, 1998 in each of the Company’s Cablevision NY Group Class A common stock, the Russell 3000 Index and in a Peer Group Index and reflects reinvestment of dividends on a quarterly basis and market capitalization weighting.

FIVE YEAR CUMULATIVE TOTAL STOCKHOLDER RETURN

FOR CABLEVISION NY GROUP,
RUSSELL 3000 INDEX AND PEER GROUP

CABLEVISION NY GROUP CLASS A COMMON STOCK	100	151	169	112	39	55
RUSSELL 3000 INDEX	100	121	112	99	77	101
PEER GROUP	100	163	141	124	76	102

Proxy Statement 2004 — Cablevision

Rainbow Media Group Stock
Performance Graph

The chart below compares the performance of the Company’s Rainbow Media Group Class A tracking stock with the performance of the Russell 3000 Index and a Peer Group Index by measuring the changes in Rainbow Media Group Class A tracking stock prices for the period from March 30, 2001 (the date Rainbow Media Group Class A tracking stock commenced trading on the New York Stock Exchange) through August 20, 2002, (the date that Rainbow Media Group Class A tracking stock was exchanged for shares of Cablevision NY Group Class A common stock). The Peer Group Index is made up of companies that engage in cable programming operations as a significant element of their business, although not all of the companies included in the Peer Group Index participate in all of the lines of business in which the Company is engaged and some of the companies included in the Peer Group Index also engage in lines of business in which the Company does not participate. Additionally, the market capitalizations of many of the companies included in the Peer Group are quite different from that of the Company. The common stocks of the following companies have been included in the Peer Group Index: Viacom, Inc., Fox Entertainment Group, Inc., Liberty Media Corporation, The E.W. Scripps Company and The Walt Disney Company. The chart assumes $100 was invested on March 30, 2001 in each of the Company’s Rainbow Media Group Class A tracking stock, the Russell 3000 Index and the Peer Group Index and reflects reinvestment of dividends on a quarterly basis and market capitalization weighting.

2001-2002

CUMULATIVE TOTAL STOCKHOLDER RETURN
FOR RAINBOW MEDIA GROUP,
RUSSELL 3000 INDEX AND PEER GROUP

RAINBOW MEDIA GROUP CLASS A TRACKING STOCK	100	99	78	95	95	34	36
RUSSELL 3000 INDEX	100	107	90	101	102	89	84
PEER GROUP	100	114	77	92	97	84	78

Proxy Statement 2004 — Cablevision

Employment Contracts and Severance and Change-In-Control Arrangements

Charles Dolan has an employment agreement with the Company, which expired in January 2004, and was automatically renewed until January 2005. The employment agreement will automatically renew for successive one-year terms unless terminated by either party at least three months prior to the end of the then existing term. The agreement provides for annual compensation of not less than $400,000 per year to Mr. Dolan. The agreement also provides for payment to Mr. Dolan’s estate in the event of his death during the term of such agreement, of an amount equal to the greater of one year’s base salary or one-half of the compensation that would have been payable to Mr. Dolan during the remaining term of such agreement. The Company has previously announced plans to spin off three of its Rainbow Media Holdings’ national entertainment services, its Rainbow DBS satellite service and certain other businesses. As noted earlier in this proxy statement, it is expected that Mr. Dolan will become chairman of the spun-off company and resign as a director and officer of the Company at the time of the spin off.

Under the applicable award agreements, vesting of the bonus award shares, restricted shares, stock options and stock appreciation rights granted to employees, including Messrs. James Dolan and Ratner, under the Company’s Employee Stock Plan and its predecessor plans may be accelerated, in certain circumstances, upon a “change of control” of the Company. A “change of control” is defined as the acquisition by any person or group, other than Charles Dolan or members of his immediate family (or trusts for the benefit of Charles Dolan or his immediate family) or any employee benefit plan sponsored or maintained by the Company, of (1) the power to direct the management of substantially all of the cable television systems then owned by the Company in the New York City metropolitan area, or (2) after any fiscal year of the Company in which the Company’s cable television systems in the New York City metropolitan area contributed in the aggregate less than a majority of the net revenues of the Company and its consolidated subsidiaries, the power to direct the management of the Company or substantially all of its assets. Upon such a change in control, the bonus award shares, restricted shares, stock options and stock appreciation rights may be converted into either a right to receive an amount of cash based upon the highest price per share of common stock paid in the transaction resulting in the change of control, or into a corresponding award with equivalent profit potential in the surviving entity, at the election of the Compensation Committee.

The Cablevision CHOICE Severance Pay Plan (previously called the Cablevision Systems Corporation Severance Pay Plan) (the “Plan”) was established by Cablevision Systems Corporation (now known as CSC Holdings, Inc.), effective as of May 1, 1994, and subsequently has been amended to continue to provide for the discretionary payment of severance benefits under certain circumstances.

In November 2002, the Company entered into an employment agreement with William Bell. The agreement was for a one-year term ending on December 31, 2003, except that by mutual agreement, Mr. Bell could have retired earlier or the term could be extended for additional one-year periods. Under the agreement, if Mr. Bell left the Company (other than for cause) (a) after expiration of the term of the agreement, (b) after a change of control of the Company, or (c) for other specified reasons, he would receive full vesting of all restricted shares granted under the Employee Stock Plan and the right to exercise all options

Proxy Statement 2004 — Cablevision

and rights for the remainder of the term of such awards. In addition, the agreement provided that Mr. Bell would receive (i) an annual base salary of at least $1 million, (ii) an annual bonus, and (iii) if he leaves the Company (other than for cause) at the times stated in clauses (a), (b) and (c) of the preceding sentence, a severance payment of not less than $30,000 plus three times the sum of his annual base salary and annual bonus and full vesting and payment of his $3 million contingent performance award under the Company’s Long-Term Incentive Plan. After Mr. Bell’s employment with the Company ceases, he has the right to enter into a three-year consulting agreement with the Company providing minimum annual payments of $500,000.

In March 2004, the Company entered into an agreement with Mr. Bell to extend the term of his employment to December 31, 2004. Under the March 2004 agreement, Mr. Bell was provided with an early severance payment of $6.78 million, full vesting of his $3 million contingent performance award under the Company’s Long-Term Incentive Plan, and full vesting of all restricted shares granted under the Employee Stock Plan and the right to exercise all options and rights for the remainder of the term of the awards. The proceeds of the payment of the contingent performance award were used to retire the loan received by Mr. Bell for the award under the Long-Term Incentive Plan. The agreement provides that Mr. Bell will not be entitled to participate in or receive any awards under the Long-Term Incentive Plan for his services to the Company in 2004.

In April 2003, the Company entered into an employment agreement with James Dolan that is for a four-year term that automatically extends for additional one-year periods on December 31, 2004, December 31, 2005 and December 31, 2006, respectively, unless the Company or Mr. Dolan notifies the other of an election not to extend by the preceding October 31. Under the agreement, Mr. Dolan is to receive an annual salary of not less than $1.6 million. Mr. Dolan is also entitled to an annual bonus established in the discretion of the Company’s Compensation Committee with a target of 150% of his annual base salary and a possible range of 0% to 300% of that salary. In connection with this employment agreement, Mr. Dolan received a grant of 250,000 restricted shares and a grant of stock options covering 250,000 shares and having an exercise price per share equal to fair market value on the grant date. Mr. Dolan will also receive a performance award covering a three-year performance period in 2004 in an amount and with other terms established by the Company’s Compensation Committee. The agreement provides severance benefits if Mr. Dolan’s employment is terminated by the Company (other than for cause) or is terminated by him for good reason (defined to include reductions in compensation or title, principal office relocations, or a change in reporting lines) or during the thirteenth month following a change in control of the Company, so long as, in each case there was not cause for his termination. These severance benefits include payment in an amount not less than $40,000 plus three times the sum of Mr. Dolan’s annual base salary and his annual target bonus as in effect at that time; payment in full of remaining premiums on certain life insurance policies; full vesting of Mr. Dolan’s $3 million contingent performance award under the Company’s Long-Term Incentive Plan; the elimination of all restrictions on any outstanding restricted stock awards; the immediate vesting of any outstanding stock options and conjunctive rights awards and continuation of the right to exercise those options and awards through the remainder of their term; and the right to enter into a four-year consulting

Proxy Statement 2004 — Cablevision

agreement with the Company providing minimum annual payments of $1 million. The agreement includes covenants by Mr. Dolan with respect to non-competition, non-solicitation of employees and confidentiality.

In June 2003, the Company entered into an employment agreement with Hank Ratner that is for a term through December 31, 2006 that automatically extends for additional one-year periods on December 31, 2004, December 31, 2005 and December 31, 2006, respectively, unless the Company or Mr. Ratner notifies the other of an election not to extend by the preceding October 31. Under the agreement, Mr. Ratner is to receive an annual salary of not less than $1.2 million. Mr. Ratner is also entitled to an annual bonus established in the discretion of the Company’s Compensation Committee with a target of 125% of his annual base salary and a possible range of 0% to 250% of that salary. In connection with this employment agreement, Mr. Ratner received a grant of 150,000 restricted shares and a grant of stock options covering 150,000 shares and having an exercise price per share equal to fair market value on the grant date. Mr. Ratner will also receive a performance award covering a three-year performance period in 2004 in an amount and with other terms established by the Company’s Compensation Committee. The agreement provides severance benefits if Mr. Ratner’s employment is terminated by the Company (other than for cause) or is terminated by him for good reason (defined to include reductions in compensation or title, principal office relocations, or a change in reporting lines) or during the thirteenth month following a change in control of the Company, so long as, in each case there was not cause for his termination. These severance benefits include payment in an amount not less than 2.99 times the sum of Mr. Ratner’s annual base salary and his annual target bonus as in effect at that time; payment in full of remaining premiums on certain life insurance policies; full vesting of Mr. Ratner’s outstanding incentive and/or performance grants and awards; the elimination of all restrictions on any outstanding restricted stock awards; the immediate vesting of any outstanding stock options and conjunctive rights awards and continuation of the right to exercise those options and awards through the remainder of their terms; and the right to enter into a three-year consulting agreement with the Company providing minimum annual payments of $600,000. The agreement includes covenants by Mr. Ratner with respect to non-competition, non-solicitation of employees and confidentiality. The agreement also provides that if Mr. Ratner’s employment with the Company is terminated (other than for cause) prior to December 31 of any year, he shall receive a prorated bonus for the portion of the year he worked for the Company.

In June 2003, the Company entered into a retirement agreement with Sheila Mahony. Under the agreement, Ms. Mahony received a severance payment of $2.91 million, full vesting and payment of her $3 million contingent performance award under the Company’s Long-Term Incentive Plan, payment of a $513,934 outstanding deferred compensation award and full vesting of all restricted shares granted under the Employee Stock Plan. The proceeds of the payment of the contingent performance award were used to retire the loan received by Ms. Mahony for the award under the Long-Term Incentive Plan. The agreement also provided that Ms. Mahony had the right to enter into a three-year consulting agreement with the Company providing minimum annual payments of $456,000. A consulting agreement between the Company and Ms. Mahony was entered into upon her March 15, 2004 retirement date.

Proxy Statement 2004 — Cablevision

In June 2003, the Company entered into an employment agreement with Thomas Rutledge that is for a term through December 31, 2006 that automatically extends for additional one-year periods on December 31, 2004, December 31, 2005 and December 31, 2006, respectively, unless the Company or Mr. Rutledge notifies the other of an election not to extend by the preceding October 31. Under the agreement, Mr. Rutledge is to receive an annual salary of not less than $1.1 million. Mr. Rutledge is also entitled to an annual bonus established in the discretion of the Company’s Compensation Committee with a target of 105% of his annual base salary and a possible range of 0% to 210% of that salary. In connection with this employment agreement, Mr. Rutledge received a grant of 115,000 restricted shares and a grant of stock options covering 115,000 shares and having an exercise price per share equal to fair market value on the grant date. Mr. Rutledge will also receive a performance award covering a three-year performance period in 2004 in an amount and with other terms established by the Company’s Compensation Committee. The agreement provides severance benefits if Mr. Rutledge’s employment is terminated by the Company (other than for cause) or is terminated by him for good reason (defined to include reductions in compensation or title, principal office relocations, or a change in reporting lines) or during the thirteenth month following a change in control of the Company, so long as, in each case there was not cause for his termination. These severance benefits include payment in an amount not less than 2.99 times the sum of Mr. Rutledge’s annual base salary and his annual target bonus as in effect at that time; full vesting of Mr. Rutledge’s outstanding incentive and/or performance grants and awards; the elimination of all restrictions on any outstanding restricted stock awards; immediate vesting of any outstanding stock options and conjunctive rights awards and continuation of the right to exercise those options and awards through the remainder of their terms; and the right to enter into a three-year consulting agreement with the Company providing minimum annual payments of $550,000. The agreement includes covenants by Mr. Rutledge with respect to non-competition, non-solicitation of employment and confidentiality. The agreement also provides that if Mr. Rutledge’s employment is terminated (other than for cause) prior to December 31 of any year, he shall receive a prorated bonus for the portion of the year he worked for the Company.

In February 1996, the Compensation Committee adopted the Cablevision Systems Corporation Supplemental Life Insurance Premium Payment Policy (the “Policy”). Under the Policy, at all times following a change of control (as detailed above) the Company would pay on behalf of certain executive officers of the Company, including Messrs. James Dolan and Ratner, all premiums on life insurance policies purchased by the Company for such executive officers, up to the aggregate amount of additional premiums, if any, necessary to fund fully the face amount of such executive officer’s policy as in effect immediately prior to the change of control.

Compensation Committee Interlocks and Insider Participation

As disclosed above, the Compensation Committee of the Board of Directors is comprised of Messrs. Hochman and Tese. (See “Report of Compensation Committee.”) Mr. Hochman and Mr. Tese are not employees of the Company.

Proxy Statement 2004 — Cablevision

Certain Relationships and Related Transactions

Charles D. Ferris, a director and a nominee for director, is a partner in the law firm of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., which provides legal services to the Company, and certain of its subsidiaries.

Steven Rattner, a director and a nominee for director, is a managing principal of Quadrangle Group LLC. Quadrangle owns all the outstanding shares of CSC Holdings Inc.’s 10% Series A Exchangeable Participating Preferred Stock and has the right to nominate one director to the Company’s Board of Directors.

John Tatta, a director and a nominee for director, is the former President of CSC Holdings and a consultant to the Company. Under the terms of the consulting agreement, Mr. Tatta agreed to devote up to one-half of his working time to providing consulting services to the Company. He is entitled to an annual consulting fee of $350,000. He is also entitled to life insurance on his life and the life of his wife, with the Company paying the premiums, which amounted to $58,200 in 2003. The Senior Officer Compensation Subcommittee of the Compensation Committee agreed to pay Mr. Tatta a cash bonus of $550,000 in 2003. The consulting agreement includes covenants by Mr. Tatta with respect to non-competition.

The Company has made investments in and advances to certain affiliates of which Mr. Dolan or Dolan family interests had or have ownership interests.

The Company holds a 49.9% voting interest and certain preferential distribution rights in Northcoast Communications, a wireless personal communications services (“PCS”) provider that holds licenses to provide service in certain markets including Cleveland, Ohio. Northcoast Communications commenced commercial service in Cleveland in April 2001. In March 2004, Northcoast Communications agreed to sell its Cleveland PCS business to an unaffiliated entity. CSC Holdings has guaranteed the payment of the FCC indebtedness of the Northcoast Communications subsidiary that holds the Cleveland PCS license, which had an outstanding balance of $2.2 million as of December 31, 2003. Northcoast Communications is controlled by John Dolan, a nephew of Charles F. Dolan and a cousin of James L. Dolan, the Company’s Chairman and Chief Executive Officer, respectively.

In May 2003, Northcoast Communications completed its sale of PCS licenses to Verizon Wireless for approximately $763 million in cash. The Company’s share of the proceeds was approximately $651 million in cash, of which $30 million is being held in an escrow fund to provide for any post-closing adjustments and any potential indemnification claims. As a result of the agreement with Northcoast PCS, LLC (the other member of Northcoast Communications, an entity wholly-owned by John Dolan), payment of indemnification claims, if any, under the Northcoast Communications/Verizon Wireless agreement for which Northcoast Communications is responsible will be made by the Company.

The Company subleases an aircraft to an entity owned by Charles Dolan. The sublease provides that the Dolan entity is responsible for all costs of ownership and operation of the aircraft, subject to early termination by the Dolan entity or by the Company under certain circumstances. Upon any sale of the aircraft prior to the termination of the primary lease, the Dolan entity would reimburse the Company for a percentage for any shortfall between the sale proceeds and payments remaining to be paid under the primary lease. The operation of the aircraft is managed by the

Proxy Statement 2004 — Cablevision

Company for the Dolan entity for an annual management fee and reimbursement of certain costs and expenses. The Dolan entity paid the Company approximately $5.1 million for use and management of the aircraft in 2003. The Company also has the right to use the aircraft in exchange for providing the Dolan entity with equal flight hours of usage on a similar aircraft leased by the Company. The Company paid the Dolan entity approximately $378,000 for usage of the aircraft in 2003 in excess of the number of flight hours on the Company’s aircraft used by the Dolan entity.

The Company has time sharing agreements with an entity owned by Charles Dolan pursuant to which that entity may use helicopters owned by the Company and reimburses the Company for the usage. That entity paid the Company approximately $4,400 for usage of the helicopters in 2003. The Company has aircraft lease agreements with entities owned by Charles Dolan and Patrick Dolan pursuant to which the Company may lease aircraft owned by those entities and reimburses the entities for the usage. The Company paid the entities approximately $4,600 and $3,500, respectively, for usage of the aircraft in 2003. The Company also provides aircraft management services for those aircraft for a monthly management fee and reimbursement of certain costs and expenses. The entities paid the Company approximately $19,700 and $146,000, respectively, for management of the aircraft in 2003. The Company leases excess hangar space to an entity owned by Charles Dolan for a monthly fee. That entity paid the Company approximately $10,400 for lease of the hangar space in 2003.

Certain cable television programming content is produced for a subsidiary of the Company by a production company, which is owned by members of the Dolan family, including Charles Dolan and James Dolan. The Company paid the production company approximately $396,000 for its services in 2003.

Fox Sports Net Ohio, a regional sports network in which the Company has a 60% interest through its Rainbow Media Holdings, LLC’s subsidiary, and Cleveland Indians Baseball Club Limited Partnership (the “Indians”) are parties to a multi-year rights agreement under which Fox Sports Net Ohio pays license fees to the Indians in exchange for telecast rights to substantially all Indians games. Aggregate payments under the agreement from Fox Sports Net Ohio to the Indians are approximately $50 million. The Indians are owned by (i) Lawrence Dolan, a brother of Charles F. Dolan, the Company’s Chairman, (ii) a trust, the beneficiaries of which are Lawrence Dolan and certain descendants of Lawrence Dolan, and (iii) certain other trusts, the beneficiaries of which are certain descendants of Charles F. Dolan, including James L. Dolan, the Company’s Chief Executive Officer, and Thomas C. Dolan and Patrick F. Dolan, officers of the Company and brothers of James L. Dolan. Management control of the Indians is held by Lawrence Dolan.

From time to time, certain services, including employee services, of the Company are made available to members of the Dolan family and to entities owned by members of the Dolan family. The Company receives reimbursement for the costs of these services.

Conflicts of Interest

Charles Dolan and certain other principal officers of the Company and various affiliates of the Company are subject to certain conflicts of interest. These conflicts include, but are not limited to, the following:

Business Opportunities. Charles Dolan may from time to time be presented with business opportunities, which would be suitable for the Company and affiliates of the Company in which Mr. Dolan and his family

Proxy Statement 2004 — Cablevision

have varying interests. Mr. Dolan has agreed that he will own and operate cable television systems only through the Company, except for cable television systems, which the Company elects not to acquire under its right of first refusal. Mr. Dolan will offer to the Company the opportunity to acquire or invest in any cable television system or franchise therefor or interest therein that is offered or available to him or his family interests. If a majority of the members of the Board of Directors, who are not employees of the Company or any of its affiliates (the “Independent Directors”) rejects such offer, Mr. Dolan or such family interests may acquire or invest in such cable television system or franchise therefor or interest therein individually or with others on terms no more favorable to Mr. Dolan than those offered to the Company. Mr. Dolan’s interests in companies other than the Company, may conflict with his interest in the Company.

Except for the limitations on the ownership and operation of cable television systems as described above, Mr. Dolan is not subject to any contractual limitations with respect to his other business activities and may engage in programming and other businesses related to cable television. A significant portion of Mr. Dolan’s time may be spent, from time to time, in the management of such affiliates. Mr. Dolan will devote as much of his time to the business of the Company as is reasonably required to fulfill the duties of his office. During 2003, substantially all of Mr. Dolan’s professional time was devoted to the business of the Company. The Company has previously announced plans to spin off three of its Rainbow Media Holdings’ national entertainment services, its Rainbow DBS satellite service and certain other businesses. As noted earlier in this proxy statement, it is expected that Mr. Dolan will become chairman of the spun-off company and resign as a director and officer of the Company at the time of the spin off.

In the event that Charles Dolan or any Dolan family interest decides to offer (other than to any Dolan family interest or an entity affiliated with Mr. Dolan) for sale for his, her or its account any of his, her or its ownership interest in any cable television system or franchise therefor, he, she or it will (subject to the rights of third parties existing at such time) offer such interest to the Company. Mr. Dolan or such Dolan family interest may elect to require that, if the Company accepts such offer, up to one-half of the consideration for such interest would consist of shares of Class B common stock, which shares will be valued at the prevailing market price of the Class A common stock and the remainder would consist of shares of Class A common stock and/or cash. If a majority of the Independent Directors rejects such offer, Mr. Dolan or such Dolan family interest may sell such interest to third parties on terms no more favorable to such third parties than those offered to the Company. Neither Charles Dolan nor any family interest currently owns interests in any cable television system or franchise therefore, other than through the Company.

The Company’s by-laws provide that the Company shall make any investment in or advance to Charles Dolan and affiliates of Charles Dolan (as defined therein) only if such investment or advance is approved by a Special Committee of the Board of Directors comprised of non-employee directors.

Proxy Statement 2004 — Cablevision

OUR EXECUTIVE OFFICERS

Our executive officers as of April 30, 2004 are:

Charles F. Dolan	Chairman
James L. Dolan	Chief Executive Officer and President
William J. Bell	Vice Chairman
Hank J. Ratner	Vice Chairman
Thomas M. Rutledge	Chief Operating Officer
Andrew B. Rosengard	Executive Vice President, Finance
Thomas C. Dolan	Executive Vice President and Chief Information Officer
Wilton Hildenbrand	Executive Vice President, Engineering and Technology
Joseph Lhota	Executive Vice President, Corporate Administration
Jonathan D. Schwartz	Executive Vice President and General Counsel
Victoria D. Salhus	Senior Vice President, Deputy General Counsel and Secretary

Biographies of Messrs. Charles Dolan, James Dolan, Bell and Thomas Dolan are on page 4 of this proxy statement. Biographies for Mr. Ratner, Mr. Rutledge, Mr. Rosengard, Mr. Hildenbrand, Mr. Lhota, Mr. Schwartz and Ms. Salhus are below.

•	HANK J. RATNER, 45, Vice Chairman of the Company since December 2002. Vice Chairman of Rainbow Media Holdings LLC, a subsidiary of the Company, since June 2002. Director of Rainbow Media Holdings LLC since April 1997. Chief Operating Officer of Rainbow Media Holdings, Inc. from October 1999 to June 2002. Chief Operating Officer and Secretary of Rainbow Media Holdings, Inc. from October 1998 to October 1999. Executive Vice President Legal & Business Affairs & Secretary of Rainbow Media Holdings, Inc. from March 1994 to October 1998.

•	THOMAS M. RUTLEDGE, 50, Chief Operating Officer of the Company since April 2004. President, Cable and Communications of the Company from January 2002 to April 2004. President of Time Warner Cable from August 2001 to October 2001. Senior Executive Vice President of Time Warner Cable from April 1999 to August 2001.

•	ANDREW B. ROSENGARD, 46, Executive Vice President, Finance of the Company since June 2001, Executive Vice President, Finance and Controller of the Company from April 1999 to June 2001. Executive Vice President, Financial Planning and Controller of the Company from November 1997 to April 1999. Senior Vice President and Controller of the Company from February 1996 to November 1997. Senior Vice President, Finance for Rainbow Media Holdings, Inc., a subsidiary of the Company, from 1990 to February 1996.

•	WILTON HILDENBRAND, 56, Executive Vice President, Engineering and Technology of the Company since January 2000. Senior Vice President of Engineering and Technology of the Company from January 1998 to January 2000.

Proxy Statement 2004 — Cablevision

•	JOSEPH LHOTA, 49, Executive Vice President, Corporate Administration of the Company and President, Cablevision Lightpath, Inc., a subsidiary of the Company, since January 2003. Deputy Mayor of the City of New York from June 1998 to December 2002.

•	JONATHAN D. SCHWARTZ, 42, Executive Vice President and General Counsel since August 2003. Senior Vice President and Deputy General Counsel for Time Warner Inc. from August 2002 to July 2003. General Counsel for Napster, Inc. from May 2001 to August 2002. Associate Deputy Attorney General and Principal Associate Deputy Attorney General at the United States Department of Justice from May 1999 to May 2001.

•	VICTORIA D. SALHUS, 54, Senior Vice President, Deputy General Counsel and Secretary since June 2003. Senior Vice President and Deputy General Counsel from January 2002 to June 2003. Vice President and Associate General Counsel from May 1999 to January 2002.

Proxy Statement 2004 — Cablevision

STOCK OWNERSHIP TABLE

This table shows the number and percentage of shares of Cablevision NY Group Class A common stock (“CNYG Class A Stock”) and Cablevision NY Group Class B common stock (“CNYG Class B Stock”) owned of record and beneficially as of April 5, 2004 by each director and each executive officer of the Company named in the summary compensation table. The table also shows the name, address and the number and percentage of shares owned by persons beneficially owning more than five (5%) percent of any class.

				Combined
				Voting Power
				of all Classes
		Beneficial		of Stock
	Title of	Ownership	Percent	Beneficially
Name and Address	Stock Class (1)	(1)(2)	of Class	Owned(1)(2)

Dolan Family Group(3)	CNYG Class A Stock	1,054,887	1.6%	75.5%
	CNYG Class B Stock	67,214,237	100%

Charles F. Dolan(3)(4)(5)(6)(15)	CNYG Class A Stock	1,484,372	*	41.0%
1111 Stewart Avenue	CNYG Class B Stock	36,436,594	54.2%
Bethpage, NY 11714

Helen A. Dolan(3)(4)(5)(6)(7)	CNYG Class A Stock	1,484,372	*	41.0%
1111 Stewart Avenue	CNYG Class B Stock	36,436,594	54.2%
Bethpage, NY 11714

Charles F. Dolan 2001 Family Trust(3)(6)	CNYG Class A Stock	—	*	6.7%
340 Crossways Park Drive	CNYG Class B Stock	5,945,196	8.8%
Woodbury, NY 11797

Gabelli Asset Management, Inc.(8)	CNYG Class A Stock	22,608,000	10.3%	2.5%
GAMCO Investors, Inc.(8)	CNYG Class B Stock	—	—
One Corporate Center Rye, NY 10580

Comcast Corporation(9)	CNYG Class A Stock	41,451,682	18.9%	4.6%
Comcast Cable Communications Holdings,Inc.(9)	CNYG Class B Stock	—	—
1500 Market Street
Philadelphia, PA 19102-2148
Comcast ABB CSC Holdings, Inc.(9)
1201 North Market Street, Suite 1405
Wilmington, DE 19801

Goldman Sachs Asset Management, L.P.(10)	CNYG Class A Stock	18,956,979	8.6%	2.1%
32 Old Slip	CNYG Class B Stock	—	—
New York, NY 10005

Capital Group International, Inc.(11)	CNYG Class A Stock	23,383,730	10.6%	2.6%
Capital Guardian Trust Company(11)	CNYG Class B Stock	—	—
11100 Santa Monica Blvd
Los Angeles, CA 90025

Proxy Statement 2004 — Cablevision

				Combined
				Voting Power
				of all Classes
		Beneficial		of Stock
	Title of	Ownership	Percent	Beneficially
Name and Address	Stock Class (1)	(1)(2)	of Class	Owned(1)(2)

Citigroup Inc.(12)	CNYG Class A Stock	25,431,773	11.6%	2.9%
399 Park Avenue	CNYG Class B Stock	—	—
New York, NY 10043
Citigroup Global Markets Inc. (12)
Citigroup Global Markets Holdings Inc. (12)
Citigroup Financial Products Inc. (12)
388 Greenwich Street
New York, NY 10013

James L. Dolan(3)(15)(17)(18)(30)	CNYG Class A Stock	952,924	*	2.5%
	CNYG Class B Stock	2,116,324	3.1%

William J. Bell(15)	CNYG Class A Stock	400,312	*
	CNYG Class B Stock	—	—	*

Hank J. Ratner(13)(15)	CNYG Class A Stock	550,181	*
	CNYG Class B Stock	—	—	*

Wilton Hildenbrand(15)	CNYG Class A Stock	310,033	*
	CNYG Class B Stock	—	—	*

Sheila A. Mahony(15)	CNYG Class A Stock	168,464	*
	CNYG Class B Stock	—	—	*

Thomas C. Dolan(3)(15)(20)(29)	CNYG Class A Stock	186,754	*	2.2%
	CNYG Class B Stock	1,934,443	2.9%

Patrick F. Dolan(3)(15)(19)(28)	CNYG Class A Stock	105,913	*	2.2%
	CNYG Class B Stock	1,938,712	2.9%

John Tatta(14)(16)	CNYG Class A Stock	142,497	*
	CNYG Class B Stock	—	—	*

Charles D. Ferris(16)	CNYG Class A Stock	101,755	*
	CNYG Class B Stock	—	—	*

Richard H. Hochman(16)	CNYG Class A Stock	108,737	*
	CNYG Class B Stock	—	—	*

Victor Oristano(16)	CNYG Class A Stock	47,512	*
	CNYG Class B Stock	—	—	*

Vincent Tese(16)	CNYG Class A Stock	60,275	*
	CNYG Class B Stock	—	—	*

Proxy Statement 2004 — Cablevision

				Combined
				Voting Power
				of all Classes
		Beneficial		of Stock
	Title of	Ownership	Percent	Beneficially
Name and Address	Stock Class (1)	(1)(2)	of Class	Owned(1)(2)

John R. Ryan(16)	CNYG Class A Stock	35,843	*
	CNYG Class B Stock	—	—	*

Thomas V. Reifenheiser(16)	CNYG Class A Stock	35,843	*
	CNYG Class B Stock	—	—	*

Steven Rattner(16)	CNYG Class A Stock	48,843	*
	CNYG Class B Stock	—	—	*

All executive officers and directors as a group	CNYG Class A Stock	5,164,249	2.4%	48.2%
(20 persons)(4)(5)(6)(13)(14)(15)(16)(17)(18)(19)	CNYG Class B Stock	42,426,073	63.1%
(20)(28)(29)(30)

Paul J. Dolan, as trustee(3) (21) (22) (30) (31) (32) (33)(34)(36)(38)	CNYG Class A Stock	34,124	*	14.1%
100 Corporate Place, Suite 150	CNYG Class B Stock	12,529,234	18.6%
Chardon, OH 44024

Kathleen M. Dolan(3)(22)(31)(32)(33)(34)(35)(36)	CNYG Class A Stock	6,381	*	11.2%
1111 Stewart Avenue	CNYG Class B Stock	9,998,368	14.9%
Bethpage, NY 11714

Mary S. Dolan, as trustee(3)(24)(25)(28)	CNYG Class A Stock	19,937	*	4.3%
300 So. Riverside Plaza, Suite 1480	CNYG Class B Stock	3,812,528	5.7%
Chicago, IL 60606

Deborah A. Dolan-Sweeney(3)(23)(24)(31)(32) (33)(34)(35)(36)	CNYG Class A Stock	91,835	*	11.2%
1111 Stewart Avenue	CNYG Class B Stock	9,998,368	14.9%
Bethpage, NY 11714

Matthew J. Dolan, as trustee(3)(26)(27)(29)	CNYG Class A Stock	450	*	4.3%
231 Main Street	CNYG Class B Stock	3,812,528	5.7%
Court House Annex
Chardon, OH 44024

Marianne Dolan Weber(3)(27)(31)(32)(33)(34) (35)(36)	CNYG Class A Stock	6,381	*	11.1%
1111 Stewart Avenue	CNYG Class B Stock	9,942,010	14.8%
Bethpage, NY 11714

Dolan Family LLC(3)(36)	CNYG Class A Stock	—	—	8.9%
c/o William A. Frewin, Jr.	CNYG Class B Stock	7,977,325	11.9%
340 Crossways Park Drive
Woodbury, NY 11797

Proxy Statement 2004 — Cablevision

				Combined
				Voting Power
				of all Classes
		Beneficial		of Stock
	Title of	Ownership	Percent	Beneficially
Name and Address	Stock Class (1)	(1)(2)	of Class	Owned(1)(2)

John A. MacPherson, as trustee(3)(37)	CNYG Class A Stock	25,686	*	11.6%
21 Old Town Lane	CNYG Class B Stock	10,380,845	15.4%
Halesite, NY 10019

Lawrence J. Dolan, as trustee(3)(6)	CNYG Class A Stock	—	—	6.7%
100 Corporate Place, Suite 150	CNYG Class B Stock	5,945,196	8.8%
Chardon, OH 44024

*	Less than 1%

(1)	Beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to the security through any contract, arrangement, understanding, and relationship or otherwise. Unless indicated, beneficial ownership disclosed consists of sole voting and investment power. Beneficial ownership of CNYG Class A Stock is exclusive of the shares of CNYG Class A Stock that are issuable upon conversion of shares of CNYG Class B Stock.

(2)	Shares of CNYG Class B Stock are convertible into shares of CNYG Class A Stock at the option of the holder on a share for share basis. The holder of one share of CNYG Class A Stock has one vote per share at a meeting of stockholders of the Company and the holder of one share of CNYG Class B Stock has 10 votes per share at a meeting of stockholders of the Company, except in the separate elections of directors. Holders of CNYG Class A Stock elect 25% of the Board of Directors and the holders of CNYG Class B Stock elect the remaining 75% of the Board of Directors.

(3)	Members of the Dolan family have formed a “group” for purposes of Section 13D of the Securities and Exchange Act of 1934. The members of this group (the “Group Members”) are: Charles F. Dolan; Helen A. Dolan, individually and as a Trustee of the Charles F. Dolan 2001 Family Trust (the “2001 Family Trust”); James L. Dolan, individually and as a Trustee of the D.C. James Trust, and as Trustee of the Marissa Waller 1989 Trust, the Charles Dolan 1989 Trust (for the benefit of Charles P. Dolan) and the Ryan Dolan 1989 Trust; Thomas C. Dolan, individually and as a Trustee of the D.C. Thomas Trust; Patrick F. Dolan, individually and as a Trustee of the D.C. Patrick Trust and as Trustee of the Tara Dolan 1989 Trust; Kathleen M. Dolan, individually and as a Trustee of the Dolan Descendants Trust, the Dolan Grandchildren Trust, the Dolan Spouse Trust, and the Dolan Progeny Trust (collectively, the “Family Trusts”), and the D.C. Kathleen Trust; Marianne Dolan Weber, individually and as a Trustee of each of the Family Trusts and the D.C. Marianne Trust; Deborah A. Dolan-Sweeney, individually and as a Trustee of each of the Family Trusts and the D.C. Deborah Trust; Lawrence J. Dolan, as a Trustee of the 2001 Family Trust; Paul J. Dolan, as a Trustee of each of the Family Trusts, the D.C. Kathleen Trust, and the D.C. James Trust, and as Trustee of the CFD Trust #10; Matthew J. Dolan as a Trustee of the D.C. Marianne Trust and the D.C. Thomas Trust; Mary S. Dolan, as a Trustee of the D.C. Deborah Trust and the D.C. Patrick Trust; John A. MacPherson, as Trustee of the CFD Trust No. 1, the CFD Trust No. 2, the CFD Trust No. 3, the CFD Trust No. 4, the CFD Trust No. 5 and the CFD Trust No. 6; and Dolan Family LLC, a limited liability company organized under the laws of the State of Delaware. The Group Members may be deemed to beneficially own an aggregate of 70,294,374 shares of Class A Common Stock as a result of their beneficial ownership of (i) 3,080,137 shares of Class A Common Stock (including 1,054,887 shares of restricted stock and options to purchase 666,592 shares of Class A Common Stock that are exercisable within 60 days of the date of this proxy statement), and (ii) 67,214,237 shares of Class A Common Stock issuable upon conversion of an equal number of shares of Class B Common Stock. See footnotes 4, 5, 6, 7, 15 and 17 through 38.

(4)	Includes 1,215,447 shares of CNYG Class A Stock owned by the Dolan Family Foundation, a New York not-for-profit corporation, the sole members of which are Charles F. Dolan and his wife, Helen A. Dolan. Neither Mr. Dolan nor Mrs. Dolan has an economic interest in such shares, but Mr. Dolan and his wife

Proxy Statement 2004 — Cablevision

share the ultimate power to vote and dispose of such shares. Under certain rules of the Securities and Exchange Commission, so long as Mr. Dolan and his wife retain such powers, each of Mr. Dolan and his wife may be deemed to have beneficial ownership thereof. Mr. and Mrs. Dolan disclaim beneficial ownership of the shares owned by the Dolan Family Foundation.

(5)	Does not include an aggregate of 30,535,135 shares of CNYG Class B Stock and 14,259 shares of CNYG Class A Stock held directly or indirectly by trusts for the benefit of Dolan family interests (the “Dolan Family Trusts”). Mr. Dolan and his wife disclaim beneficial ownership of the shares owned by the Dolan Family Trusts, in that they have neither voting nor investment power with respect to such shares.

(6)	Includes 5,945,196 shares of CNYG Class B Stock owned by the Charles F. Dolan 2001 Family Trust (the “2001 Family Trust”). The 2001 Family Trust was established on March 23, 2001 by Charles F. Dolan for the benefit of Helen A. Dolan and his descendants. Charles F. Dolan disclaims beneficial ownership of the stock owned by the 2001 Family Trust for the benefit of his descendants, in that he has neither voting nor investment power with respect to such shares. The co-trustees of the 2001 Family Trust are Helen A. Dolan and Lawrence J. Dolan. Each of the trustees disclaims beneficial ownership of the shares owned by the 2001 Family Trust.

(7)	Helen A. Dolan disclaims beneficial ownership of 268,925 shares of CNYG Class A Stock, which includes restricted shares, and 30,491,398 shares of CNYG Class B Stock owned by Charles F. Dolan over which she has no voting or investment power.

(8)	The Company has been informed that certain operating subsidiaries of Gabelli Asset Management, Inc. (“GAMI”) beneficially hold, or exercise investment discretion over various institutional accounts which beneficially held as of February 11, 2004, an aggregate of 22,608,000 shares of CNYG Class A Stock. The Company has been informed that GAMCO Investors, Inc., an investment advisor registered under the Investment Advisors Act of 1940, as amended, and a wholly-owned subsidiary of GAMI, held sole dispositive power over 15,286,905 shares of CNYG Class A Stock and sole voting power over 14,202,905 of CNYG Class A Stock.

(9)	As a result of the merger of AT&T Broadband and Comcast Corporation, the Company has been informed that Comcast Corporation and certain operating subsidiaries beneficially held and shared voting and dispositive power over 41,451,682 shares of CNYG Class A Stock as of December 31, 2003. Includes 32,651,947 shares of CNYG Class A Stock owned by Comcast ABB CSC Holdings, Inc. and 8,799,735 shares of CNYG Class A Stock owned by Comcast ABB CSC II, Inc. In 2001, AT&T Corp. sold shares of CNYG Class A Stock and Rainbow Media Group Class A common stock held by it and, concurrently with those sales, subsidiaries of AT&T, through trusts, sold units of mandatorily exchangeable trust securities exchangeable into shares of CNYG Class A Stock and Rainbow Media Group Class A common stock, respectively. Until termination of the trusts in 2004 and 2005, respectively, AT&T would have continued to beneficially own and vote those shares. Subsidiaries of AT&T had certain rights and obligations relating to the Company under the Company’s stockholders agreement with AT&T, including registration rights. Upon the sale by AT&T of its shares of CNYG Class A Stock as described above, the stockholders agreement ceased to be effective and will remain ineffective unless Comcast retains ownership of 5% or more of the shares of CNYG Class A Stock upon termination of the trusts. The Company understands that Comcast has the right to cash settle the prepaid forward contracts under which the trusts agreed to purchase 26,918,195 shares of CNYG Class A Stock and 9,791,336 shares of Rainbow Media Group Class A common stock. In that event, if certain conditions are satisfied, Comcast would continue to own those shares and may have certain registration rights with respect to those shares under the stockholders agreement.

(10)	The Company has been informed that Goldman Sachs Asset Management. L.P., an investment advisor, beneficially held and had sole voting power over 15,255,414 shares of CNYG Class A Stock and had sole dispositive power over 18,956,979 shares of CNYG Class A Stock.

(11)	The Company has been informed that Capital Group International, Inc. (“CGII”) is the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over 23,383,730 shares of CNYG Class A Stock. Includes 231,700 shares resulting from the assumed conversion of 231,700 shares of the Equity Securities Trust 6.5% Convertible Preferred Security due 11/15/04. CGII does not have investment power or voting power over any of these securities. CGII may be deemed to beneficially own 23,383,730 shares of CNYG Class A Stock. The Company has been informed that Capital Guardian Trust Company is deemed to be the beneficial owner of 16,870,930 shares

Proxy Statement 2004 — Cablevision

of CNYG Class A Stock as a result of its serving as the investment manager of various institutional accounts.

(12)	The Company has been informed that Citigroup Inc. held shared voting and dispositive power over 25,431,773 shares of CNYG Class A Stock. Includes shares held by Citigroup Global Markets Inc. (“CGM”), Citigroup Financial Products Inc. (“CFP”) and Citigroup Global Markets Holdings Inc. (“CGM Holdings”), the assumption of conversion/exercise of certain securities and shares in which Citigroup, Inc. disclaims beneficial ownership. The Company has been informed that CGM exercises investment discretion over various institutional accounts which held shared voting and dispositive power over 14,893,745 shares of CNYG Class A Stock. Includes the assumption of conversion/exercise of certain securities and shares in which CGM disclaims beneficial ownership. The Company has been informed that CFP exercises investment discretion over various institutional accounts which held shared voting and dispositive power over 15,031,045 shares of CNYG Class A Stock. Includes the assumption of conversion/exercise of certain securities and shares in which CFP disclaims beneficial ownership. The Company has been informed that CGM Holdings exercises investment discretion over various institutional accounts which held shared voting and dispositive power over 25,114,593 shares of CNYG Class A Stock. Includes the assumption of conversion/exercise of certain securities and shares in which CGM Holdings disclaims beneficial ownership.

(13)	Includes 16,965 shares of CNYG Class A Stock owned jointly with his wife, Randy Ratner. Also includes 159 shares of CNYG Class A Stock owned by a minor child.

(14)	Includes 45,630 shares of CNYG Class A Stock held by the John Tatta Charitable Remainder Unitrust UAD 12/16/98 (the “JTCRT”). The JTCRT was established on December 16, 1998 by John Tatta for charitable purposes. Mr. Tatta disclaims beneficial ownership of the stock beneficially owned by trusts for the benefit of his family, in that he has neither voting nor investment power with respect to such shares. Does not include 127,636 shares of CNYG Class A Stock held by the Tatta Family Group L.P. The Tatta Family Group L.P. is a New York limited partnership, the general partners of which are six trusts for the benefit of Tatta family interests (the co-trustees of each of which are Stephen A. Carb, Esq. and either Deborah T. DeCabia or Lisa T. Crowley, each a daughter of John Tatta who has been a director since 1985 and was President of CSC Holdings from 1985 until 1991), and the limited partners of which are trusts for the benefit of Mr. Tatta and Tatta family interests (the trustee of each of which is Stephen A. Carb, Esq.). Also includes 53,926 shares of CNYG Class A Stock owned directly by his wife, Anne Tatta.

(15)	Includes shares of CNYG Class A Stock issuable upon the exercise of options granted pursuant to the Company’s Employee Stock Plan, which on March 1, 2004, were unexercised but were exercisable within a period of 60 days from that date. These amounts include the following number of shares of CNYG Class A Stock for the following individuals: Mr. Charles Dolan 0; Mr. James Dolan 307,016; Mr. Bell 119,093; Mr. Ratner 79,433; Mr. Hildenbrand 168,464; Ms. Mahony 53,591; Mr. Patrick Dolan 65,554; Mr. Thomas Dolan 92,951; all executive officers and directors as a group 1,442,095.

(16)	Includes shares of CNYG Class A Stock issuable upon the exercise of options granted pursuant to the Company’s Stock Option Plan for Non-Employee Directors. These amounts include the following number of shares of CNYG Class A Stock the following individuals: Mr. Tatta 36,098; Mr. Ferris 93,531; Mr. Hochman 93,531; Mr. Oristano 45,669; Mr. Tese 58,432; Mr. Reifenheiser 34,000, Mr. Ryan 34,000 and Mr. Rattner 34,000. Mr. Rattner is a managing principal of Quadrangle Capital Partners LP which owns all the outstanding shares of CSC Holdings, Inc.’s 10% Series A Exchangeable Participating Preferred Stock. In October 2003, Quadrangle exercised its right to put the Series A Preferred Stock to the Company.

(17)	Includes 14,512 restricted shares of CNYG Class A Stock and 8,874 shares of CNYG Class A Stock issuable upon the exercise of options granted pursuant to the Company’s Employee Stock Plan, which on March 1,2004, were unexercised but were exercisable within a period of 60 days from that date owned directly by his wife, Kristen Dolan. Mr. Dolan disclaims beneficial ownership of the stock beneficially owned by his wife, in that he has neither voting nor investment power with respect to such shares.

(18)	Includes 181,881 shares of CNYG Class B Stock owned by trusts for minor children and 159 shares of CNYG Class A Stock of which James L. Dolan is custodian for a minor child, each of which James L. Dolan disclaims beneficial ownership. Also includes 1,934,443 shares of CNYG Class B Stock held by a family trust of which James L. Dolan is a contingent beneficiary and a co-trustee, as to which James L. Dolan disclaims beneficial ownership, which shares are also described in footnote (30).

Proxy Statement 2004 — Cablevision

(19)	Includes 60,627 shares of CNYG Class B Stock owned by a trust for a minor child as to which Patrick F. Dolan disclaims beneficial ownership. Also includes 1,878,085 shares of CNYG Class B Stock held by a family trust of which Patrick F. Dolan is a contingent beneficiary and a co-trustee, as to which Patrick F. Dolan disclaims beneficial ownership, which shares are also described in footnote (28).

(20)	Includes 1,934,443 shares of CNYG Class B Stock owned by a family trust of which Thomas C. Dolan is a contingent beneficiary and a co-trustee, as to which Thomas C. Dolan disclaims beneficial ownership, which shares are also described in footnote (29).

(21)	Includes 10,529 shares of CNYG Class A Stock over which Paul J. Dolan shares voting and investment power, and 9,336 shares of CNYG Class A Stock of which Paul J. Dolan is custodian for minor children. Paul J. Dolan disclaims beneficial ownership of the shares he holds as custodian.

(22)	Includes 1,934,443 shares of CNYG Class B Stock owned by the DC Kathleen Trust of which Kathleen M. Dolan is a contingent beneficiary and a co-trustee with Paul J. Dolan. Each of the trustees disclaims beneficial ownership of the shares owned by the DC Kathleen Trust.

(23)	Includes 58,637 restricted shares of CNYG Class A Stock and 26,817 shares of CNYG Class A Stock issuable upon the exercise of options granted pursuant to the Company’s Employee Stock Plan, which on March 1, 2004, were unexercised but were exercisable within a period of 60 days from that date owned directly by her husband, Brian G. Sweeney. Mrs. Dolan-Sweeney disclaims beneficial ownership of the stock beneficially owned by her husband, in that she has neither voting nor investment power with respect to such shares.

(24)	Includes 1,934,443 shares of CNYG Class B Stock owned by the DC Deborah Trust of which Deborah A. Dolan-Sweeney is a contingent beneficiary and a co-trustee with Mary S. Dolan. Each of the trustees disclaims beneficial ownership of the shares owned by the DC Deborah Trust.

(25)	Includes 19,937 shares of CNYG Class A Stock over which Mary S. Dolan shares voting and investment power.

(26)	Includes 450 shares of CNYG Class A Stock over which Matthew J. Dolan shares voting and investment power.

(27)	Includes 1,878,085 shares of CNYG Class B Stock owned by the DC Marianne Trust of which Marianne Dolan Weber is a contingent beneficiary and a co-trustee with Matthew J. Dolan. Each of the trustees disclaims beneficial ownership of the shares owned by the DC Marianne Trust.

(28)	Includes 1,878,085 shares of CNYG Class B Stock owned by the DC Patrick Trust, the co-trustees of which are Patrick F. Dolan and Mary S. Dolan. Each of the trustees disclaims beneficial ownership of the shares owned by the DC Patrick Trust.

(29)	Includes 1,934,443 shares of CNYG Class B Stock owned by the DC Thomas Trust, the co-trustees of which are Thomas C. Dolan and Matthew J. Dolan. Each of the trustees disclaims beneficial ownership of the shares owned by the DC Thomas Trust.

(30)	Includes 1,934,443 shares of CNYG Class B Stock owned by the DC James Trust, the co-trustees of which are James L. Dolan and Paul J. Dolan. Each of the trustees disclaims beneficial ownership of the shares owned by the DC James Trust.

(31)	Includes 37,493 shares of CNYG Class B Stock owned by the Dolan Descendants Trust, the co-trustees of which are Paul J. Dolan, Kathleen M. Dolan, Marianne Dolan Weber, and Deborah A. Dolan- Sweeney. Each of the trustees disclaims beneficial ownership of the shares owned by the Dolan Descendants Trust.

(32)	Includes 19,145 shares of CNYG Class B Stock owned by the Dolan Progeny Trust, the co-trustees of which are Paul J. Dolan, Kathleen M. Dolan, Marianne Dolan Weber, and Deborah A. Dolan-Sweeney. Each of the trustees disclaims beneficial ownership of the shares owned by the Dolan Progeny Trust.

(33)	Includes 26,325 shares of CNYG Class B Stock owned by the Dolan Grandchildren Trust, the co-trustees of which are Paul J. Dolan, Kathleen M. Dolan, Marianne Dolan Weber, and Deborah A. Dolan-Sweeney. Each of the trustees disclaims beneficial ownership of the shares owned by the Dolan Grandchildren Trust.

(34)	Includes 3,637 shares of CNYG Class B Stock owned by the Dolan Spouse Trust, the co-trustees of which are Paul J. Dolan, Kathleen M. Dolan, Marianne Dolan Weber, and Deborah A. Dolan-Sweeney. Each of the trustees disclaims beneficial ownership of the shares owned by the Dolan Spouse Trust

Proxy Statement 2004 — Cablevision

(35)	Does not include 1,737,098 shares of CNYG Class A Stock owned by the Dolan Children’s Foundation, a New York not-for-profit corporation, the sole directors of which are Marianne Dolan Weber, Kathleen M. Dolan and Deborah A. Dolan-Sweeney. None of the directors has an economic interest in such shares, but each director shares the ultimate power to vote and dispose of such shares. Each of the members disclaims beneficial ownership of the shares owned by the Dolan Children’s Foundation.

(36)	Includes 7,977,325 shares of CNYG Class B Stock owned by Dolan Family LLC, a Delaware limited liability company, the members of which are four Dolan family trusts, the co-trustees of which are Paul J. Dolan, Marianne Dolan Weber, Kathleen M. Dolan and Deborah A. Dolan-Sweeney. Each of the trustees disclaims beneficial ownership of the shares owned by the Dolan Family LLC. The Dolan Family LLC has no voting power and shares investment power over the 7,977,325 shares of CNYG Class B Stock owned by it.

(37)	Includes an aggregate of 10,380,845 shares of CNYG Class B Stock each owned by various trusts for the benefit of family members of Charles F. Dolan’s family for which John A. MacPherson serves as Trustee and, in such capacity, exercises sole voting power and dispositive power with respect to such shares. John A. MacPherson disclaims beneficial ownership of the shares owned by these trusts.

(38)	Includes 596,423 shares of CNYG Class B Stock and 14,259 shares of CNYG Class A Stock owned by a trust for the benefit of a member of Charles F. Dolan’s family for which Paul J. Dolan serves as Trustee and, in such capacity, exercises sole voting power and dispositive power with respect to such shares. Paul J. Dolan disclaims beneficial ownership of the shares owned by this trust.

The Dolan family interests (other than Charles Dolan) have agreed with the Company that in the case of any sale or disposition by Dolan family interests (other than Charles Dolan) of shares of Class B common stock to a holder other than Charles Dolan or Dolan family interests, the Class B common stock will be converted on the basis of one share of Class A common stock for each share of Class B common stock.

Charles Dolan, members of his family and related family entities, by virtue of their ownership of Class B common stock, are able collectively to control stockholder decisions on matters in which holders of Class A and Class B common stock vote together as a class, and to elect up to 75% of the Company’s Board of Directors. In addition, Charles F. Dolan, members of the Dolan family and related family entities entered into a Class B Stockholders Agreement which has the effect of causing the voting power of these Class B stockholders to be cast as a block. A purpose of this agreement is to consolidate the Dolan family control of the Company.

Registration Rights. The Company has granted to each of Charles Dolan, certain Dolan family interests and the Dolan Family Foundation the right to require the Company to register, at any time prior to the death of both Mr. Dolan and his wife, the shares of Class A common stock held by them provided that the shares requested to be registered shall have an aggregate market value of at least $3,000,000. There is no limitation on the number or frequency of the registrations that such parties can demand pursuant to the preceding sentence. After the death of both Mr. Dolan and his wife, such parties will be permitted one additional registration. In addition, the Company has granted such parties “piggyback” rights pursuant to which they may require the Company to register their holdings of Class A common stock on any registration statement under the Act with respect to an offering by the Company or any security holder thereof (other than a registration statement on Form S-8 and S-4 or any successor form thereto).

The Company has granted Mr. Tatta and certain Tatta family interests the right to require the Company, on any date, with the consent of Charles Dolan, his widow or the representative of the estate of Mr. Dolan or his wife, to register the shares of Class A common stock held by them provided that

Proxy Statement 2004 — Cablevision

the shares requested to be registered have an aggregate market value of at least $3,000,000. After the death of both Charles Dolan and his wife, such parties will be permitted to demand only one registration. Such parties have also been granted “piggyback” registration rights identical to those described above, provided that in certain instances they receive written consent of Mr. Dolan, his widow or the representative of the estate of Mr. Dolan or his wife.

Subsidiaries of AT&T had certain rights and obligations relating to the Company under stockholders agreement with AT&T, including registration rights. Upon the sale by AT&T of its shares of Cablevision NY Group Class A common stock in 2001, the stockholders agreement ceased to be effective and will remain ineffective unless Comcast Corporation (as a result of the merger between AT&T Broadband and Comcast) retains ownership of 5% or more of the shares of Cablevision NY Group Class A common stock upon termination of the trusts as described above. AT&T had the right to cash settle the prepaid forward contracts under which the trusts agreed to purchase 26,918,195 shares of Cablevision NY Group Class A common stock and 9,791,336 shares of Rainbow Media Group Class A tracking stock. In that event, if certain conditions are satisfied, Comcast would continue to own those shares and might have certain registration rights with respect to those shares under the stockholders agreement.

Quadrangle has certain registration rights with respect to any shares of Cablevision NY Group Class A common stock it may receive upon satisfaction of Quadrangle’s right to put CSC Holdings Inc.’s 10% Series A Exchangeable Participating Preferred Stock to the Company. In October 2003, Quadrangle exercised its put right.

The demand and “piggyback” registration rights referred to above are subject to certain limitations, which are intended to prevent undue interference with the Company’s ability to distribute securities.

OTHER MATTERS

Matters Raised At The 2004 Annual Meeting Not Included In This Proxy Statement

We do not know of any matters to be acted upon at the meeting other than those discussed in this proxy statement. If any other matter is presented, proxy holders will vote on the matter in their discretion.

Under our By-laws, in order to properly bring a proposal before the annual meeting, a stockholder must give the Company notice of the proposal not less than 60, nor more than 90 days prior to the date of the meeting. If, however, less than 70 days prior notice of the meeting date is given to stockholders, stockholders may notify the Company of a proposal up until the tenth day following the announcement. Under these criteria, stockholders have until May 10, 2004, to provide the Company with notice of a matter to be brought before the 2004 annual meeting.

Stockholder Proposals for 2005 Annual Meeting

Stockholders who, in accordance with Rule 14a-8 of the Securities and Exchange Commission, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2005 annual meeting must submit their proposals to Cablevision Systems Corporation, Corporate Secretary, 1111 Stewart Avenue, Bethpage, New York 11714 on or before December 30, 2004. Any such proposal must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission, including

Proxy Statement 2004 — Cablevision

Rule 14a-8, in order for such proposal to be eligible for inclusion in our 2005 proxy statement.

In accordance with our By-laws, in order to be properly brought before the 2005 annual meeting, a stockholder’s notice of the matter the stockholder wishes to present must be delivered to Cablevision Systems Corporation, Corporate Secretary, 1111 Stewart Avenue, Bethpage, New York 11714, not less than 60 nor more than 90 days prior to the date of the annual meeting. If, however the date of the meeting is publicly announced or disclosed less than 70 days prior to the date of the meeting, such notice must be given not more than ten days after such date is first so announced or disclosed.

Annual Report and Form 10-K

Our annual report for our 2003 fiscal year, including our financial statements, is enclosed with this proxy statement. WE WILL FURNISH (UPON PAYMENT OF A REASONABLE CHARGE FOR ANY EXHIBIT REQUESTED) A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR-ENDED DECEMBER 31, 2003, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, TO ANY STOCKHOLDER WHO REQUESTS ONE IN WRITING. Any such request should be directed to Cablevision Systems Corporation, Investor Relations, 1111 Stewart Avenue, Bethpage, New York, 11714.

Victoria D. Salhus

Senior Vice President,
Deputy General Counsel
and Secretary

Bethpage, New York

April 30, 2004

Proxy Statement 2004 — Cablevision

Appendix A

CABLEVISION SYSTEMS CORPORATION

AUDIT COMMITTEE CHARTER

I.	Composition of the Audit Committee: The Audit Committee shall be comprised of at least three directors, each of whom the Board has determined has no material relationship with the Company and each of whom is otherwise “independent” under the rules of the New York Stock Exchange, Inc. and Rule 10A-3 under the Securities Exchange Act of 1934. The Board shall also determine that each member is “financially literate,” and that one member of the Audit Committee has “accounting or related financial management expertise,” as such qualifications are interpreted by the Board of Directors in its business judgment, and whether any member of the Audit Committee is an “audit committee financial expert,” as defined by the rules of Securities and Exchange Commission (the “SEC”).

No director may serve as a member of the Audit Committee if such director serves on the audit committees of more than two other public companies unless the Board of Directors determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit Committee, and discloses this determination in the Company’s annual proxy statement.

Audit Committee members shall be appointed by the Board, and shall serve at the pleasure of the Board and for such term or terms as the Board may determine. The Audit Committee shall designate an Audit Committee Chair. If the Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

II.	Purposes of the Audit Committee: The purposes of the Audit Committee are to:

1.	assist Board oversight (i) of the integrity of the Company’s financial statements, (ii) of the Company’s compliance with legal and regulatory requirements, (iii) in assessing the independent auditors’ qualifications and independence, and (iv) in assessing the performance of the independent auditor and the Company’s internal audit function; and

2.	prepare an audit committee report as required by the SEC for inclusion in the Company’s annual proxy statement.

The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out a proper audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, annually auditing management’s assessment of the effectiveness of internal control over financial reporting (commencing in the fiscal year ending

Proxy Statement 2004 — Cablevision

December 31, 2004) and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, performing the functions of accountants or auditors. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information, from and (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors) and (iii) representations made by management as to any information technology, internal audit and other non-audit services provided by the auditors to the Company.

The independent auditors shall submit to the Company annually a formal written statement of the fees billed in each of the last two fiscal years for each of the following categories of services rendered by the independent auditors: (i) the audit of the Company’s annual financial statements and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q or services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements; (ii) assurance and related services not included in clause (i) that are reasonably related to the performance of the audit or review of the Company’s financial statements, in the aggregate and by each service; (iii) tax compliance, tax advice and tax planning services, in the aggregate and by each service; and (iv) all other products and services rendered by the independent auditors, in the aggregate and by each service.

III.	Meetings of the Audit Committee: The Audit Committee shall meet at least once every fiscal quarter, or more frequently if circumstances dictate, to discuss with management the annual audited financial statements, quarterly financial statements, and quarterly financial results. In addition to such meetings of the Audit Committee as may be required to discuss the matters set forth in Article IV, the Audit Committee should meet separately at least quarterly with each of management, the internal auditors and the independent auditors to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed privately. The Audit Committee may request any officer or employee of the Company, the independent auditors or any other person to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. Members of the Audit Committee may participate in a meeting of the Audit Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

Proxy Statement 2004 — Cablevision

IV.	Duties and Powers of the Audit Committee: To carry out its purposes, the Audit Committee shall have the following duties and responsibilities:

      1. with respect to the independent auditors,

(i)	to be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors (including the resolution of disagreements between management and the independent auditors regarding financial reporting), who shall report directly to the Audit Committee;

(ii)	to be directly responsible for the appointment, compensation, retention and oversight of the work of any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or to perform audit, review or attestation services, which firm shall also report directly to the Audit Committee;

(iii)	to pre-approve, or to adopt appropriate procedures to pre-approve, all audit and non-audit services to be provided by the independent auditors;

(iv)	to ensure that the independent auditors prepare and deliver annually an Auditors’ Statement (as defined below) (it being understood that the independent auditors are responsible for the accuracy and completeness of this Statement), and to discuss with the independent auditors any relationships or services disclosed in this Statement that may impact the quality of audit services or the objectivity and independence of the Company’s independent auditors;

(v)	to obtain from the independent auditors in connection with any audit a timely report relating to the Company’s annual audited financial statements describing all critical accounting policies and practices used, all alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and any material written communications between the independent auditors and management, such as any “management” letter or schedule of unadjusted differences;

(vi)	to review and evaluate the qualifications, performance and independence of the engagement partner of the independent auditors;

(vii)	to discuss with management the timing and process for implementing the rotation of the engagement partner, the concurring partner and any other active audit engagement team partner and consider whether there should be a regular rotation of the audit firm itself; and

(viii)	to take into account the opinions of management and the Company’s internal auditors in assessing the independent auditor’s qualifications, performance and independence;

2.	with respect to the internal auditing department,

(i)	to review the appointment and replacement of the head of the internal audit department;

Proxy Statement 2004 — Cablevision

(ii)	to advise the head of the internal audit department that he or she is expected to provide to the Audit Committee summaries of and, as appropriate, the significant reports to management prepared by the internal audit department and management’s responses thereto; and

(iii)	to review and coordinate the agenda, scope, priorities, plan and authority of the internal audit department;

3.	with respect to accounting principles and policies, financial reporting and internal control over financial reporting,

(i)	to advise management, the internal auditing department and the independent auditors that they are expected to provide to the Audit Committee a timely analysis of significant issues and practices relating to accounting principles and policies, financial reporting and internal control over financial issues and practices;

(ii)	to consider any reports or communications (and management’s and/or the internal audit department’s responses thereto) submitted to the Audit Committee by the independent auditors required by or referred to in SAS 61 (as codified by AU Section 380), as it may be modified or supplemented, including reports and communications related to:

•	deficiencies, including significant deficiencies or material weaknesses, in internal control identified during the audit or other matters relating to internal control over financial reporting;

•	consideration of fraud in a financial statement audit;

•	detection of illegal acts;

•	the independent auditor’s responsibility under generally accepted auditing standards;

•	any restriction on audit scope;

•	significant accounting policies;

•	issues discussed with the national office respecting auditing or accounting issues presented by the engagement;

•	management judgments and accounting estimates;

•	any accounting adjustments arising from the audit that were noted or proposed by the auditors but were passed (as immaterial or otherwise);

•	the responsibility of the independent auditor for other information in documents containing audited financial statements;

•	disagreements with management;

•	consultation by management with other accountants;

•	major issues discussed with management prior to retention of the independent auditor;

•	difficulties encountered with management in performing the audit;

Proxy Statement 2004 — Cablevision

•	the independent auditor’s judgments about the quality of the entity’s accounting principles;

•	review of interim financial information conducted by the independent auditor; and

•	the responsibilities, budget and staffing of the Company’s internal audit function;

(iii)	to discuss with the Company’s General Counsel or Deputy General Counsel any significant legal, compliance or regulatory matters that may have a material effect on the financial statements or the Company’s business, financial statements or compliance policies, including material notices to or inquiries received from governmental agencies;

(iv)	to discuss and review the type and presentation of information to be included in earnings press releases;

(v)	to discuss the Company’s earnings and press releases, as well as financial information and earnings guidance provided to analysts and ratings agencies, which discussion may be done generally (i.e., a discussion of the types of information to be disclosed and the type of presentation to be made) and which discussion need not be conducted in advance of earnings release or instance in which the Company may provide earnings guidance;

(vi)	to meet with management and/or the independent auditors and if appropriate, the head of the internal audit department:

•	to discuss the scope of the annual audit;

•	to discuss the audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•	to discuss any significant matters arising from any audit, including any audit problems or difficulties, whether raised by management, the internal auditing department or the independent auditors, relating to the Company’s financial statements;

•	to discuss any difficulties the independent auditors encountered in the course of the audit, including any restrictions on their activities or access to requested information and any significant disagreements with management;

•	to discuss any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors to the Company;

•	to review the form of opinion the independent auditors propose to render to the Board of Directors and shareholders; and

•	to discuss, as appropriate: (a) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies;

Proxy Statement 2004 — Cablevision

(b) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;

(vii)	to inquire of the Company’s chief executive officer and chief financial officer as to the existence of any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and as to the existence of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting;

(viii)	to discuss guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company assess and manage the Company’s exposure to risk, and to discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

(ix)	to obtain from the independent auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934;

(x)	to establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters and review submissions and the treatment of any such complaints;

(xi)	to review and discuss any reports concerning material violations submitted to it by Company attorneys or outside counsel pursuant to the SEC attorney professional responsibility rules (17 C.F.R. Part 205), the Company’s attorney reporting policies or otherwise; and

(xii)	to establish hiring policies for employees or former employees of the independent auditors.

4.	with respect to reporting and recommendations,

(i)	to prepare any report or other disclosures, including any recommendation of the Audit Committee, required by the rules of the SEC to be included in the Company’s annual proxy statement;

(ii)	to conduct the evaluation required by “Performance Evaluation” below; and

(iii)	to report its activities to the full Board of Directors on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate.

Proxy Statement 2004 — Cablevision

V.	Annual Auditors Statement: The independent auditors shall submit to the Audit Committee annually a formal written statement (the “Auditors’ Statement”) describing: the auditors’ internal quality-control procedures; any material issues raised by the most recent internal quality-control review or peer review of the auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditors, and any steps taken to deal with any such issues; and (to assess the auditors’ independence) all relationships between the independent auditors and the Company, including each non-audit service provided to the Company and at least the matters set forth in Independence Standards Board No. 1.

VI.	Delegation to Subcommittee: The Audit Committee may, in its discretion, delegate a portion of its duties and responsibilities to a subcommittee of the Audit Committee. The Audit Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided that any such approvals are presented to the Audit Committee at its next scheduled meeting.

VII.	Performance Evaluation: The Audit Committee shall conduct and review with the Board an annual performance evaluation of the Audit Committee, which evaluation shall compare the performance of the Audit Committee with the requirements of this charter. The performance evaluation shall also recommend to the Board any improvements to the Audit Committee’s charter deemed necessary or desirable by the Audit Committee. The performance evaluation by the Audit Committee shall be conducted in such manner as the Audit Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Audit Committee or any other member of the Audit Committee designated by the Audit Committee to make the report.

VIII.	Resources and Authority of the Audit Committee: The Audit Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special or outside counsel, accountants or other experts and advisors, as it deems necessary or appropriate, without seeking approval of the Board or management.

The Company shall provide for appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board, for payment of:

1.	Compensation to the independent auditors and any other public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

2.	Compensation of any advisers employed by the Audit Committee; and

3.	Ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

CLASS A PROXY

CABLEVISION SYSTEMS CORPORATION

Solicited by The Board of Directors
Annual Meeting of Stockholders, May 25, 2004

     The undersigned hereby appoints WILLIAM J. BELL, HANK J. RATNER, JONATHAN D. SCHWARTZ and VICTORIA D. SALHUS and each of them, jointly and severally, proxies with full power of substitution, to vote all stock of CABLEVISION SYSTEMS CORPORATION (the “Company”) which the undersigned is entitled to vote at the Company’s Annual Meeting of Stockholders to be held at the Company’s executive offices, 1111 Stewart Avenue, Bethpage, New York 11714, on Tuesday, May 25, 2004, at 10:00 o’clock a.m., and at any adjournment or postponement thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as follows:

(Continued and to be signed on reverse side.)
Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù

Unless otherwise specified in the spaces provided, the undersigned’s vote is cast FOR the election of the nominees for directors listed in Proposal (1) and FOR approval of Proposal (2) below, all as more fully described in the accompanying Proxy Statement.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

						FOR	AGAINST	ABSTAIN
1.	Election of the following nominees as Class A Directors:	FOR all nominees listed to the left	WITHHOLD AUTHORITY to vote for all nominees listed to the left (except as marked to the contrary)	2.	Proposal to ratify and approve the appointment of KPMG LLP, as independent auditors of the Company for the fiscal year 2004.	☐	☐	☐

	Nominees: (01) Charles D. Ferris (02) Richard H. Hochman (03) Victor Oristano (04) Vincent Tese (05) Thomas V. Reifenheiser (06) John R. Ryan	☐	☐
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

					Important Notice: All meeting attendees may be asked to present a valid, government-issued photo identification card (federal, state or local), such as a driver’s license or passport, before entering the meeting. In addition, video and audio recording devices and other electronic devices will not be permitted at the meeting and attendees will be subject to security inspections.

(INSTRUCTION: To withhold authority for any individual nominees, write that nominee’s name on the space provided below.)

Receipt of the Notice of said annual meeting and of the Proxy Statement and Annual Report of CABLEVISION SYSTEMS CORPORATION accompanying the same is hereby acknowledged.

Signature ______________________________ Signature ______________________________ Date ______________
Your signature should appear the same as your name appears hereon. If signing as attorney, executor, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When a corporation gives the proxy, it should be signed by an authorized officer and the corporate seal affixed.

Ù FOLD AND DETACH HERE Ù

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
Internet http://www.eproxy.com/cvc Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-800-435-6710 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

CLASS B PROXY

CABLEVISION SYSTEMS CORPORATION

Solicited by The Board of Directors
Annual Meeting of Stockholders, May 25, 2004

The undersigned hereby appoints WILLIAM J. BELL, HANK J. RATNER, JONATHAN D. SCHWARTZ, VICTORIA D. SALHUS and FRANK GOLDEN and each of them, jointly and severally, proxies with full power of substitution, to vote all stock of CABLEVISION SYSTEMS CORPORATION (the “Company”) which the undersigned is entitled to vote at the Company’s Annual Meeting of Stockholders to be held at the Company’s executive offices, 1111 Stewart Avenue, Bethpage, New York 11714, on Tuesday, May 25, 2004, at 10:00 o’clock a.m., and at any adjournment or postponement thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as follows:

Unless otherwise specified in the spaces provided, the undersigned’s vote is cast FOR the election of the nominees for directors listed in Proposal (1) and FOR approval of Proposal (2), all as more fully described in the accompanying Proxy Statement.

Receipt of the Notice of said annual meeting and of the Proxy Statement and Annual Report of CABLEVISION SYSTEMS CORPORATION accompanying the same is hereby acknowledged.

(Continued and to be signed on reverse side.)

▲ FOLD AND DETACH HERE ▲

Please mark your votes as indicated in this example	☒

1.	Election of the following nominees as Class B Directors: Charles F. Dolan, James L. Dolan, William J. Bell, Sheila A. Mahony, Thomas C. Dolan, Patrick F. Dolan, John Tatta and Steven Rattner. (Instruction: To withhold authority for any individual nominees, write that nominee’s name on the space provided below.)	FOR all nominees listed below ☐	WITHHOLD AUTHORITY to vote for nominees listed below (except as marked to the contrary) ☐	2.	Proposal to ratify and approve the appointment of KPMG LLP, as independent auditors of the Company for the fiscal year 2004.	FOR ☐	AGAINST ☐	ABSTAIN ☐

In their discretion, the proxies
are authorized to vote upon such
other business as may properly
come before the meeting.

PLEASE DATE, SIGN AND RETURN
PROMPTLY

Signature(s)	Date

Your signature should appear the same as your name appears hereon. If signing as attorney, executor, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When a corporation gives the proxy, it should be signed by an authorized officer and the corporate seal affixed.

▲ FOLD AND DETACH HERE ▲